Richard T. Choi

Shareholder

202-965-8127 Direct Dial

rchoi@carltonfields.com

September 11, 2019

VIA EDGAR

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:       Midland National Life Insurance Company (the “Company”)

Registration Statement on Form S-1 (“Registration Statement”)

Commissioners:

On behalf of the Company, we hereby electronically file the above-captioned initial registration statement ("Registration Statement") under the Securities Act of 1933 (“Securities Act”).  The Company is filing the Registration Statement for the purpose of registering securities in connection with index-linked investment contracts ("Contracts") to be issued by the Company, which are regulated as group funding agreements under state insurance law.

             As soon as practicable prior to the effective date of the Registration Statement, the Company will amend the Registration Statement to include:

•         year-end audited financial statements of the Company,

•         any exhibits required by Form S-1 that have not yet been filed, and

•         any disclosure changes made in response to Commission staff comments.

Please direct any questions or comments concerning this submission to the undersigned.

Very truly yours,

/s/  Richard T. Choi

Richard T. Choi

cc: Brett L. Agnew, Esq. (Midland National Life Insurance Company)

As filed with the Securities and Exchange Commission on September 11, 2019

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-1
REGISTRATION STATEMENT
under the securities act of 1933

_____________________

Midland National Life Insurance Company
(Exact name of registrant as specified in its charter)

_____________________

Iowa (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	46-0164570 (I.R.S. Employer Identification Number)

4350 Westown Parkway West Des Moines, Iowa 50266-1071 (877) 586 0240 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________

Brett L. Agnew

Midland National Life Insurance Company

4350 Westown Parkway

West Des Moines, Iowa 50266-1071

(515) 327 5890

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Richard T. Choi

Carlton Fields P.A.

1025 Thomas Jefferson Street, N.W., Suite 400W

Washington, D.C. 20007-5208

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective

_____________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered*	Proposed maximum offering price per unit*	Proposed maximum aggregate offering price**	Amount of registration fee
Index-Linked Investment Contract	N/A	N/A	$1,000,000.00	$121.20

* **

The amount to be registered and the proposed maximum offering price per unit are not applicable because the securities are not issued in predetermined amounts or units.

The proposed maximum aggregate offering price is estimated solely for the purpose of determining the registration fee.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Collared Investment Option

An index-linked investment contract

Prospectus Dated

_______, 2020

Please read and keep this prospectus for future reference.  It contains important information about the Collared Investment Option (the “Contract”).

WHAT IS THE COLLARED INVESTMENT OPTION?

The Collared Investment Option is an index-linked investment contract issued by Midland National Life Insurance Company (“Midland National,” “we,” “our,” “us” or the “Company”) that provides for the accumulation of retirement and non- non-retirement savings.  The Collared Investment Option makes available one or more Cycles, the value of each is based upon the performance of a financial Index at the end of the applicable Cycle Term (examples of potential terms: 1, 2, 3, 4, 5 and 6 years), subject to a Maturity Date Floor Rate and a Performance Ceiling Rate.  Through the Maturity Date Floor Rate, the Collared Investment Option protects against certain decreases in the index and through the Performance Ceiling Rate limits the participation in certain increases in the index.  The Collared Investment Option is regulated as a group funding agreement under insurance laws of the state of Iowa.

ELIGIBLE CONTRACT HOLDERS

We offer the Collared Investment Option to:

•         Midland National for the purpose of offering the Collared Investment Option as an investment option under its insurance contracts (“Insurance Contract”).  Initially, we intend to issue the Collared Investment Option only in connection with Midland National issued insurance contracts.

•         Banks, broker-dealers and/or trust companies  for the purposes of offering the Collared Investment Option as an investment option for individual retirement accounts (“IRAs”) and/or wealth management platforms (“Platforms”) for which the banks, broker-dealers or trust companies serve as the custodians or trustees (“Custodians”).

•         Employers or the benefit plans established by the employers for the purpose of offering the Collared Investment Option as an investment option under employee benefit plans as defined in the federal Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq. (“Benefit Plans”).

Each Insurance Contract, IRA, Platform and Benefit Plan will specify the rights of the owners of the Insurance Contract, depositors of an IRA or Platform, and participants in the Benefit Plan (“you”) with respect to directing the Contract Holder in making allocations to, and taking withdrawals from, a Cycle.

CYCLE

Under the Collared Investment Option, Cycles will be made available.  Each Cycle has a specific Index, Cycle Term, Start Date, Maturity Date Floor Rate, and Performance Ceiling Rate. We intend to offer Cycles using various indices, such as the S&P 500 Index, Russell 2000 Index and MSCI EAFE Index. We also offer Cycles using a Maturity Date Floor Rate, or downside protection at the end of a Cycle Term of a specified percentage, such as 0%, 5%, 10% or 15% to allow for the selection of desired amount of downside protection.

WE RESERVE THE RIGHT TO NOT OFFER ANY CYCLES AT ANY PARTICULAR TIME, DISCONTINUE THE ACCEPTANCE OF, AND/OR PLACE ADDITIONAL LIMITATIONS ON, CYCLE INVESTMENTS.

The Cycle Investment is the amount allocated to a Cycle and is measured by the number of Units credited to the Contract Holder and the Unit Value.  During the Cycle Term, the Unit Value will be based upon the Fair Value of the Cycle Investment and the Cycle Investment may be less than or greater than the Cycle Investment on the Start Date and the amount payable at the Maturity Date. The Fair Value is determined by the Fair Value Calculation Agent, who will take into account a variety of factors including the change in the Index Value from the Start Date, volatility of the Index, interest rate changes, and time remaining to the Maturity Date. During the Cycle Term, the Unit Value will also take into account the length of time since the Start Date and the Proportional Performance Ceiling Rate.  Thus, for withdrawals during the Cycle Term, the Unit Value may reflect a lesser increase due to positive performance of the Index than the Unit Value at the Maturity Date.  For withdrawals during the Cycle Term, the Unit Value may be less than the initial Unit Value even when the value of the Index has increased.

THERE IS A RISK OF A CYCLE INVESTMENT LOSS.  IF ANY PORTION OF THE CYCLE INVESTMENT IS WITHDRAWN DURING THE CYCLE TERM, THERE IS NO DOWNSIDE PROTECTION AND THE ENTIRE CYCLE INVESTMENT MAY BE LOST.  AT THE MATURITY DATE, THE DOWNSIDE PROTECTION EQUALS THE MATURITY DATE FLOOR RATE AND THE RISK OF LOSS IS EQUAL TO LOSSES UP TO THE MATURITY DATE FLOOR RATE.

This prospectus is a disclosure document and describes the material features, rights and obligations under the Collared Investment Option and describes the Cycles made available under the Collared Investment Option.  The description in this prospectus is current as of the date of this prospectus.  If certain material provisions under the Collared Investment Option are changed after the date of this prospectus, those changes will be described in a supplement to this prospectus or an updated prospectus.  Carefully read this prospectus in conjunction with any applicable supplements.  In addition, because the Collared Investment Option is made available under an Insurance Contract, IRA, Platforms or Benefit Plan, carefully read the prospectus for the Insurance Contract or the documents for the IRA, Platforms or Benefit Plan, as applies.

The Collared Investment Option may not currently be available in all states.  In addition, certain features described in this prospectus may vary by state.  This prospectus does not constitute an offering in any jurisdiction in which such offering may not be lawfully made.  Every Cycle may not be available under a Collared Investment Option issued to a Contract Holder, and may not be available in all states.  For a state-by-state description of all material variations to the Collared Investment Option, see “Appendix I” later in this prospectus.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY.  THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED.  THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS.

Midland National is not an investment advisor and does not provide any investment advice to you with respect to the Contract. The principal underwriter of the Collared Investment Option is Sammons Financial Network, LLC.  The offering of the Collared Investment Option is intended to be continuous.

The Contract is a complex investment vehicle. Before you invest, you should speak with your financial professional about the Contract’s features, benefits, risks, and fees and whether the Contract is appropriate for you based on your financial situation and objectives.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission (“SEC”).  To request the written prospectus please contact our processing office at Annuity Service Center: P.O. Box 79907, Des Moines, Iowa 50325-0907.  This prospectus can also be obtained from the SEC’s website at www.sec.gov.

Contents of this Prospectus

Definitions

BUSINESS DAY – Our “business day” is generally any day that (i) we are open for business and (ii) the New York Stock Exchange (“NYSE”) is open for trading.  A Business Day ends at the Close of Trading.

CLOSE OF TRADING – 4:00 p.m. Eastern Time or, if earlier, the time that the NYSE closes.

COLLARED INVESTMENT OPTION – A Contract that provides investment options under an Insurance Contract, IRA, Platform or Benefit Plan that allows the Contract Holder to invest in various Cycles, each tied to the performance of an Index, subject to the Performance Ceiling Rate and Maturity Date Floor Rate.  The Collared Investment Option consists of various Cycle Types and Cycles.

CONTRACT HOLDER – Contract Holder is the entity, named in the contract and is an issuer of an Insurance Contract (Midland National), IRA Custodian, broker-dealer  and Platform  provider or a Benefit Plan.  The Contract Holder has the sole authority to make decisions under the Collared Investment Option.

CYCLE – An investment option available under the Collared Investment Option.  Each Cycle has a specific Index, Cycle Term, Start Date, Maturity Date, Maturity Date Floor Rate, and Performance Ceiling Rate.

CYCLE BUSINESS DAY – Any day that the Unit Value is determined, as of which withdrawals from a Cycle may be taken, and on which a Start Date and Maturity Date occurs.

CYCLE INVESTMENT – The amount invested in a Cycle as measured by the Units credited to the Contract Holder. The Contract Holder’s Cycle Investment on any Cycle Business Day is the number of Units credited to the Contract Holder multiplied by that day’s Unit Value.

CYCLE TERM – The number of years a Cycle is outstanding.  The Cycle Term starts on a Start Date and ends on a Maturity Date.  For any Cycle made available after the Effective Date, we will provide the Contract Holder Notice of the Cycle Term for that Cycle.

CYCLE TYPE – All Cycles having the same Index, Cycle Term, and Maturity Date Floor Rate.

EFFECTIVE DATE – The date the Collared Investment Option becomes effective and the applicable Contract Holders rights and benefits begin.

FAIR VALUE – A value used to determine a Cycle’s Unit Value during a Cycle Term.

FAIR VALUE CALCULATION AGENT – An independent third party with whom we contract to determine the Fair Value of a Cycle during the Cycle Term. We may use different Fair Value Calculation Agents for the different Cycles. We will provide the Contract Holder Notice of the Fair Value Calculation Agent.

INDEX – The index that applies for all Cycles of a Cycle Type.  We currently offer Cycles based on the performance of financial indices.  In the future, we may offer Cycles based on other types of indices.

INDEX VALUE – The value of an index as reported to us.  Once we use the value of an Index reported to us to determine the amounts payable on any withdrawals or to determine the Unit Value at Maturity Date, we will not change the Index Value even if it is subsequently changed.

IRS – Internal Revenue Service

MATURITY DATE – The Cycle Business Day on which a Cycle matures. The Maturity Date of a Cycle is determined by (i) the calendar month of its Start Date; and (ii) its Cycle Term.

MATURITY DATE FLOOR RATE – The rate that will be used to determine the Maturity Date Unit Value Floor as described in “Unit Value - On the Maturity Date” section of this prospectus.  It represents the maximum potential loss in Unit Value for a Cycle at the Maturity Date.

During the Cycle Term prior to the Maturity Date, no floor applies.  Thus, during the Cycle Term, the decrease in the Unit Value is not limited.

PERFORMANCE CEILING RATE – The rate that will be used to determine the Unit Value Ceiling.  It represents the maximum potential increase in the Unit Value for a Cycle on the Maturity Date.

PERFORMANCE CEILING THRESHOLD – The minimum Performance Ceiling Rate for a Cycle that the Contract Holder sets forth in the Written Notice prior to a Cycle Start Date.  If we establish a Cycle with a Performance Ceiling Rate lower than the Performance Ceiling Threshold the Contract Holder has set forth in the Written Notice for investment, we will not accept the Contract Holder’s investment into the Cycle.

PROPORTIONAL PERFORMANCE CEILING RATE – A proportion of the Performance Ceiling Rate that is used to determine the maximum potential increase in the Unit Value before the Maturity Date.  The Proportional Performance Ceiling Rate is equal to the Performance Ceiling Rate multiplied by the number of days lapsed during the Cycle Term divided by the Cycle Term measured in days.

SEC – U.S. Securities and Exchange Commission

START DATE – The Business Day on which a Cycle is established.  For any Cycle made available after the Effective Date, we will provide the Contract Holder Notice of the Cycle State Date for that Cycle.

UNIT – The measurement we use to calculate a Cycle Investment. Units may only be purchased on a Start Date.  Units may not be withdrawn on a Start Date.

UNIT VALUE – The value of a Unit on a Cycle Business Day. The initial Unit Value on the Start Date  is $10.00.

UNIT VALUE CEILING – The maximum Unit Value at any time during the Cycle Term.

WRITTEN NOTICE AND NOTICE – Written Notice means a notice of instruction submitted in writing and signed by the Contract Holder satisfactory to us, which we may require to be on a form we provide and be transmitted to us in electronic format or such other commercially acceptable means as may be specified by us.  A Written Notice will not be satisfactory to us if we believe it is incomplete or we are required to exercise any discretion in satisfying the instruction or request. Notice means information provided by us or made available to the Contract Holder that may be in writing, via telephone, electronically, on a website, or through other commercially acceptable means.

Summary

This summary provides an overview of the Collared Investment Option and the Cycles.  The overview is not a complete description of the Collared Investment Option.  Please read this entire prospectus for the details on the Collared Investment Option and the Cycle.

This section of the prospectus also sets forth the risks related to the Collared Investment Option.

Features of the Collared Investment Option

The Collared Investment Option is a contract that provides investment options under an Insurance Contract, IRA, Platform or Benefit Plan that allows the Contract Holder to invest in various Cycles, each tied to the performance of an Index, subject to the Performance Ceiling Rate and Maturity Date Floor Rate.  The Collared Investment Option consists of various Cycle Types and Cycles.

The Collared Investment Option does not involve an investment in any underlying portfolio of securities or financial instruments, is not an investment advisory account, and Midland National is not providing any investment advice or managing any retirement and non-retirement savings allocated to any Cycle.

Eligible Contract Holders and Participants

Eligible Contract Holders of the Collared Investment Option are:

•         Midland National for the purpose of offering the Collared Investment Option as an investment option under its Insurance Contracts.

•         Banks, broker-dealers and/or trust companies for the purposes of offering the Collared Investment Option as an investment option for IRAs and Platforms.

•         Benefit Plans for the purpose of offering the Collared Investment Option as an investment option under such Benefit Plans.

The Contract Holder has the sole authority to make decisions under the Collared Investment Option.

If you are an owner of the Insurance Contract, depositor of IRAs and Platforms, or a participant of a Benefit Plan in which the Collared Investment Option is available as an investment option, you may be able to direct all or part of your retirement and non-retirement savings held in the Insurance Contract, IRA. Platform or Benefit Plan to any available Cycles.  Your ability to direct the Contract Holder to make allocations of your retirement and non-retirement savings to, or take withdrawals from, a Cycle will be governed by the terms of your Insurance Contract, IRA and Platform arrangement or Benefit Plan.

Cycles

The Collared Investment Option makes available one or more Cycles, and the value of each is based upon the performance of a financial Index at the end of the applicable Cycle Term, subject to a Maturity Date Floor Rate and a Performance Ceiling Rate. Each Cycle has a specific Index, Cycle Term, Start Date, Maturity Date, Maturity Date Floor Rate, and Performance Ceiling Rate. We currently offer Cycles based on the performance of a financial Index.  In the future, we may offer Cycles based on other types of indices.  We also offer Cycles using a Maturity Date Floor Rate, or downside protection, at the end of a Cycle Term. Examples of potential Maturity Date Floor Rates we may offer are; 0%, 5%, 10% or 15%.  We allow for the selection of the desired amount of downside protection, if multiple Maturity Date Floor Rates are being offered.

A Cycle is not a mutual fund and is not an “index mutual fund.”

Cycle Investment and Unit Value

The Cycle Investment is the amount allocated to a Cycle and is measured in the number of Units credited to the Contract Holder and the Unit Value.  We will determine on each Cycle Business Day the Unit Value for each outstanding Cycle as described in “Unit Value - During the Cycle Term” section of this prospectus.  During the Cycle Term, the Unit Value will be based upon the Fair Value of the Cycle Investment and the Cycle Investment may be less than or greater than the Cycle Investment on the Start Date and the amount payable on the Maturity Date. The Fair Value is determined by the Fair Value Calculation Agent, who will take into account a variety of factors including the change in the Index Value from the Start Date, volatility of the Index, interest rate changes, and time remaining to the Maturity Date. During the Cycle Term, the Unit Value will also take into account the length of time since the Start Date and the Proportional Performance Ceiling Rate.  Thus, for withdrawals during the Cycle Term, the Unit Value may reflect a lesser increase due to positive performance of the Index than the Unit Value on the Maturity Date. Thus, all other factors being equal, the Unit Value would be expected to be lower the earlier a withdrawal is made during a Cycle.

Cycle Investment could increase, decrease, or stay the same.  THERE IS A RISK A CYCLE INVESTMENT WILL DECREASE BECAUSE YOU AGREE TO ABSORB CERTAIN POTENTIAL INITIAL LOSSES ACCORDING TO THE APPLICABLE MATURITY DATE FLOOR RATE.  THERE IS NO DOWNSIDE PROTECTION PRIOR TO THE MATURITY DATE.

Investments in a Cycle

We will provide the Contract Holder Notice of each Cycle we intend to establish that will include:

1)   The Cycle Type.

2)   The Start Date.

3)   The indicative Performance Ceiling Rate.

4)   The date and time by which the Contract Holder must provide Written Notice for the Contract Holder’s investment in each proposed new Cycle.

We reserve the right to (i) not offer the Cycle and (ii) change the Performance Ceiling Rate for any Cycle we subsequently establish.

To invest in a Cycle, the Contract Holder must provide us Written Notice of the following:

1)   The Cycle.

2)   The proposed investment into the Cycle and the source of the proposed investment either from new funds to be transferred to us or from a maturing Cycle.

3)   Any Performance Ceiling Threshold.

If we do not receive the Written Notice for investment into Cycles by the required date and time, we may reject a request for investment into a Cycle.

On the Start Date, subject to our right not to offer any Cycle, we will establish the Cycle and accept the Contract Holder’s investment into the Cycle, so long as we have received the timely Written Notice and the amount of the investment.

In order for you to direct the Contract Holder to allocate any of your retirement and non-retirement savings to a Cycle, you must comply with the requirements that apply to your Insurance Contract, IRA and Platform arrangement, or Benefit Plan.

Withdrawals from a Cycle

The Contract Holder may request to withdraw sums from a Cycle before its Maturity Date.  Withdrawal requests must satisfy our requirements and the Collared Investment Option’s requirements and must be received by the Close of Trading on a Cycle Business Day to be processed using the Unit Value as of that Cycle Business Day.  Among other things, the request must specify the Cycle or Cycles for which the withdrawal will apply.  For withdrawal requests received after that time, the next Cycle Business Day will be used.

The Company will pay the withdrawal no later than 3 Business Days after the Cycle Business Day that the Company effects the withdrawal. Payment will be made as directed by the Contract Holder in the Written Notice for the withdrawal.

In order for you to direct the Contract Holder to request a withdrawal of any of your retirement and non-retirement savings allocated to a Cycle, you must comply with the requirements that apply to your Insurance Contract, IRA and Platform arrangement, or Benefit Plan.

Collared Investment Option Risks

This section provides a general overview of the risks related to the Collared Investment Option and the Cycles.  It does not provide the risks related to the Insurance Contract, IRA and Platform arrangement or the Benefit Plan that makes available the Collared Investment Option.  Please read the Insurance Contract prospectus (if applicable), IRA and Platform disclosures or Benefit Plan documents for the risks related to those arrangements.

General Risks

We reserve the right, within the law, to make certain changes to the structure and operation of the Collared Investment Option at our discretion and without your consent.  We reserve the right to limit investments into the Contract.

Any telephone, fax machine or other electronic device, whether it is yours, your service provider’s, or your agent’s can experience outages or slowdowns for a variety of reasons and may not always be available.  These outages or slowdowns may delay or prevent our processing your surrender, withdrawal, or transfer request.

Risk of Loss

There is a risk of a loss of a portion of the Contract Holder’s initial Cycle Investment.  At the Maturity Date, the Collared Investment Option provides protection from any negative Index performance starting at the Maturity Date Floor Rate.  Thus, the Contract Holder will bear the risk of loss for any initial negative Index performance down to the Maturity Date Floor Rate.  If the Contract Holder takes a withdrawal from a Cycle during the Cycle Term, the Contract Holder bears the entire risk of loss. The amount available for the withdrawal will be based upon the Fair Value for the Cycle.

Liquidity Risk

The Collared Investment Option is not designed to be a short-term investment as many of the Cycles will have Cycle Terms in excess of one year.  In addition, if the Contract Holder takes a withdrawal from a Cycle during the Cycle Term prior to the Maturity Date, the amount available for the withdrawal will take into account the Proportional Performance Ceiling Rate.  This further reduces the Performance Ceiling Rate by the remaining time left until the Maturity Date.  Thus, the earlier the withdrawal, the greater the Proportional Performance Ceiling Rate reduces the amount available for withdrawal.

The Collared Investment Option may be offered as an investment option under Insurance Contracts, IRAs, Platforms and Benefit Plans.  Additional risks, conditions, and features that may impact your use of the Collared Investment Option are disclosed in the offering documents for such Insurance Contracts, IRAs, Platforms and Benefit Plans.

Availability of Cycles

We reserve the right to not offer any Cycles.  If we do not offer new Cycles, the Contract Holder will not be able to make available under the Insurance Contract, IRA and Platform arrangement, or Benefit Plan an investment option that offers the ability for your retirement and non-retirement savings to increase based upon an Index and be protected from some level of Index loss.

Limited Participation in the Growth

Any increase in the value of the Contract Holder’s Cycle Investment for any Cycle is limited by the Cycle’s Performance Ceiling Rate, which could cause the Contract Holder’s Cycle Investment on any Cycle Business Day to be lower than they would otherwise be if the Contract Holder invested, for example, in a mutual fund or exchange-traded fund. The Performance Ceiling Rates benefit us because they limit the amount of increase in the Cycle Investment that we may be obligated to pay. We set the Performance Ceiling Rates in our discretion.  Prior to the Maturity Date, the amount available for the withdrawal will take into account the Proportional Performance Ceiling Rate which reduces the Performance Ceiling Rate by the remaining time left until the Maturity Date. Generally, Cycles with greater protection tend to have lower Performance Ceiling Rates than other Cycles that use the same Index and Cycle Term but provide less protection.

Performance Ceiling Rate Not Known

The Performance Ceiling Rate for a Cycle is determined at the time we establish a Cycle and therefore may be different from the indicative Performance Ceiling Rate.  While we will provide Notice of the indicative Performance Ceiling Rate at least 30 calendar days prior to a Start Date, the Contract Holder will not know the actual rate before the Cycle starts.  Therefore, the Contract Holder will not know in advance the upper limit on the return that may be credited to the Contract Holder’s investment in a Cycle.  The Performance Ceiling Rate for a new Cycle Term may be higher, lower, or equal to the Performance Ceiling Rate for the prior Cycle Term.

To mitigate against the risk, the Contract Holder may provide us Written Notice of the Performance Ceiling Threshold which is the minimum Performance Ceiling Rate for the Contract Holder’s investment into a Cycle. If the Cycle we establish has a Performance Ceiling Rate lower than the Performance Ceiling Threshold specified by the Contract Holder in the Written Notice for investment, we will not accept the Contract Holder’s investment into the Cycle.

The Performance Ceiling Rate applies from the Start Date to the Maturity Date, and is not an annual limit.

Unit Value Based Upon Fair Value

On each Cycle Business Day, other than the first and last day, we determine the Unit Value by reference to a Fair Value.  The Fair Value of a Cycle reflects the current value of financial instruments that may be purchased to provide a return equal to the change in Index Value at the end of the Cycle Term subject to the Performance Ceiling Rate and the Maturity Date Floor Rate. We contract Fair Value Calculation Agents who will determine the Fair Value of a Cycle based on a variety of factors such as the change in the Index Value from the Start Date, implied volatility of the Index, interest rate changes, and the time remaining to the Maturity Date.  The Fair Value is determined using a formula which is determined based on the economic value of hypothetical underlying investments at the time of the valuation designed to match Cycle value  at the Maturity Date.  This means you could have a different performance than the change in the valuation of the underlying Index during the calculation period.

Midland may  publish on a website or otherwise make available Unit Values prior to the Maturity Date[.

For more information and to see how Fair Value and Unit Value are calculated, see Appendix [II] and [III].

Risk Associated with Indices

The value of the Contract Holder’s Cycle Investment is dependent on the performance of the applicable Index. The performance of an Index is based on changes in the values of the securities or other investments that comprise or define the Index. The securities comprising or defining the Indices are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indices may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause the Contract Holder to realize investment losses. The historical performance of an Index does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a Cycle Term.

While it is not possible to invest directly in an Index, if the Contract Holder chooses to allocate amounts to the Collared Investment Option, the Contract Holder is indirectly exposed to the investment risks associated with the applicable Index. Because each Index is comprised or defined by a collection of equity securities, each Index is largely exposed to market risk and issuer risk. Market risk is the risk that market fluctuations may cause the value of a security to fluctuate, sometimes rapidly and unpredictably. Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally. We may also add or remove Indices at our discretion. Provided below is a summary of important investment risks to which each Index is exposed. For more information on the Indices, see the section titled "Indices."

•         S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies

•         Russell 2000® Index. The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Small-capitalization companies are more likely to fail than larger companies.

•         MSCI Emerging Markets Index. The MSCI Emerging Markets Index is comprised of equity securities of large- and mid-capitalization companies in emerging markets. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Mid-capitalization companies are more likely to fail than larger companies. Securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). Those risks are typically more acute when issuers are located or operating in emerging markets. Emerging markets may be more likely to experience inflation, political turmoil, and rapid changes in economic conditions than developed markets. Emerging markets often have less uniformity in accounting and reporting requirements, less reliable valuations, and greater risk associated with custody of securities than developed markets

No Rights in the Securities Underlying the Index

When the Contract Holder allocates money to a Cycle, the Contract Holder is not investing in the associated Index, or in any securities included in that Index. The Contract Holder will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the shares of the funds or holders of securities comprising the indexes would have. We calculate the increase in value of Cycle Investment without taking into account any such distributions or dividends paid.

Discontinuation of or Substantial Change to an Index

We have the right to substitute an alternative Index prior to the Maturity Date or terminate a Cycle if the publication of one or more Indices is discontinued or if one or more of the Indices is substantially changed.

If we substitute an Index for an existing Cycle, we may adjust the Index Value used on the Start Date to the Index Value of the substitute Index on the Start Date and the Unit Value as of the date we substitute the comparable index, taking into account the performance of the discontinued or changed Index from the Start Date, our costs related to the substitution, and such other factors we deem relevant.  We would attempt to choose a substitute Index that has a similar investment objective and risk profile to the replaced Index.  The Cycle Term, Maturity Date, and Maturity Date Floor Rate will not change due to the substitution. We will provide Notice to the Contract Holder if the Index for a Cycle is discontinued or changed substantially and the action We will take as soon as commercially reasonable.

If we terminate a Cycle, the Maturity Date will be as of the last Cycle Business Day prior to the date the Index is discontinued or substantially changed. We will use the Index Value on such date to compute the Maturity Date Unit Value and your Cycle Investment.

Payment Obligation and Financial Strength of Midland National

No company other than Midland National has any legal responsibility to pay the amounts that Midland National owes under the Collared Investment Option.  Our General Account assets support the guarantees under the Collared Investment Option and are subject to the claims of our creditors. As such, the guarantees under the Collared Investment Option are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. The Contract Holder needs to consider our financial strength and claims-paying ability in meeting the guarantees under the Collared Investment Option. The Contract Holder may obtain information on our financial condition by reviewing our financial statements included in this Prospectus. Additionally, information concerning our business and operations is set forth in the section of this Prospectus entitled “Management's Discussion and Analysis of Financial Conditions and Results of Operation”.

Contract Holder Compliance with Requirements

In order to invest in a Cycle or take withdrawals from a Cycle, the Contract Holder must comply with the requirements of the Collared Investment Option.  As an owner of the Insurance Contract, depositor of IRA and Platform, or a participant of a Benefit Plan, you may have the ability to direct the Contract Holder to invest into or take withdrawals from a Cycle, as specified in the terms of your Insurance Contract, IRA and Platform arrangement or Benefit Plan.  Although you provide timely notice to the Contract Holder of your direction, if the Contract Holder fails to provide us the required Written Notice, we have no obligation to comply with your direction to the Contract Holder.

Cybersecurity

We rely heavily on interconnected computer systems and digital data to conduct our insurance business activities. Because our insurance business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is potentially vulnerable to disruptions from utility outages and other problems, and susceptible to operational and information security risks resulting from information systems failure (hardware and software malfunctions) and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, and unauthorized release of confidential customer information. For instance, cyber-attacks may: interfere with our processing of Collared Investment Option transactions, including the processing of orders from our website; cause the release and possible destruction of confidential customer or business information; impede order processing; subject us and/or our service providers and intermediaries to regulatory fines and financial losses; and/or cause reputational damage.

Cybersecurity risks may also affect the Indices. Breaches in cybersecurity may cause an Index’s performance to be incorrectly calculated, which could affect the calculation of values under the Collared Investment Option. We are not responsible for the calculation of any Index. Breaches in cybersecurity may also negatively affect the value of the securities or other investments that comprise or define the Index.

Collared Investment Option

The Collared Investment Option is a contract that provides investment options under an Insurance Contract, IRA, Platform or Benefit Plan that allows the Contract Holder to invest in various Cycles, each tied to the performance of an Index, subject to the Performance Ceiling Rate and Maturity Date Floor Rate.  The Collared Investment Option consists of various Cycle Types and Cycles.

The Collared Investment Option does not involve an investment in any underlying portfolio of securities or financial instruments, is not an investment advisory account, and Midland National is not providing any investment advice or managing any retirement and non-retirement savings allocated to any Cycle. The Collared Investment Option is regulated as a group funding agreement under insurance laws of the state of Iowa.

Cycles and Indices

Cycles and Cycle Types

The Collared Investment Option consists of Cycles.  Each Cycle has a specific Index, Cycle Term, Start Date, Maturity Date, Maturity Date Floor Rate, and Performance Ceiling Rate.  A Cycle Type is all Cycles having the same Index, Cycle Term, and Maturity Date Floor Rate.  Cycles within a Cycle Type will have different Start Dates, Maturity Dates and Performance Ceiling Rates.

We may offer the following Cycles Types:

S&P 500 Index
Cycle Term
	1	2	3	4	5	6
Maturity Date Floor Rate	0%	0%	0%	0%	0%	0%
	-5%	-5%	-5%	-5%	-5%	-5%
	-10%	-10%	-10%	-10%	-10%	-10%
	-15%	-15%	-15%	-15%	-15%	-15%

IN THIS CHART, THE HIGHEST LEVEL OF PROTECTION IS THE 0% MATURITY DATE FLOOR RATE AND LOWEST LEVEL OF PROTECTION IS THE -15% MATURITY DATE FLOOR RATE.

All Cycle Types may not be available in all states. We may also add Cycle Types in the future.

For each Cycle Type, we intend to offer a Cycle periodically. There will be a Start Date and Maturity Date for each Cycle we offer.  The Maturity Date for each offered Cycle will be the last Business Day before the Start Date of the Cycle following the end of the current Cycle’s Term. For any Start Date, we may not offer a particular Cycle and we may not offer any Cycle.  For a Start Date, we will provide the Contract Holder Notice of each Cycle we intend to offer and the Contract Holder must provide us Written Notice of each Cycle in which the Contact Holder intends to invest as described in the “Investment in Cycles” section of this prospectus.

Each Cycle has a Performance Ceiling Rate that we set on the Start Date.  It represents the maximum potential increase in the Unit Value for a Cycle.  This limits the amount of any increase in the Cycle Investment even if the financial Index increased by a greater percentage than the Performance Ceiling Rate.  There is one Performance Ceiling Rate for a Cycle which applies to the entire Cycle Term, not to each year during the Cycle Term.  For any Cycle, the Contract Holder may provide us Written Notice of the Performance Ceiling Threshold which is the minimum Performance Ceiling Rate for the Contract Holder’s investment into a Cycle.  If we establish a Cycle with a Performance Ceiling Rate lower than the Performance Ceiling Threshold the Contract Holder has set forth in the Written Notice for investment, we will not accept the Contract Holder’s investment into the Cycle.

PLEASE NOTE, GENERALLY THE HIGHER THE MATURITY DATE FLOOR RATE THE LOWER THE PERFORMANCE CEILING RATE.

As further described in the “Access to the Amount of the Cycle Investment - During the Cycle Term” section of this prospectus, if amounts are withdrawn from a Cycle before the Maturity Date, any increase in the Unit Value will be subject to the Proportional Performance Ceiling Rate, which reduces the Performance Ceiling Rate and any decrease in Unit Value is not subject to the Maturity Date Floor Rate.  THERE IS NO DOWNSIDE PROTECTION ON AMOUNTS WITHDRAWN FROM A CYCLE PRIOR TO THE MATURITY DATE.

Indices

The Unit Value of a Cycle of each Cycle is based on the performance of an Index, subject to the Performance Ceiling Rate and the Maturity Date Floor Rate.  Currently, we intend to offer Cycles based on the performance of financial Indices such as:

S&P 500 Index

The S&P 500 Index was established by Standard & Poor’s.  The S&P 500 Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities.  The S&P 500 Index does not include dividends declared by any of the companies included in this Index.

Russell 2000 Index

The Russell 2000 Index measures the performance of the small-cap segment of the U.S. equity universe.  The Russell 2000 is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index.  It includes approximately 2000 of the smallest securities based on a combination of their market cap and current index membership.

MSCI EAFE Index

The MSCI EAFE Index is a benchmark in the United States to measure international equity performance.  It comprises the MSCI country indices that represent developed markets outside of North America:  Europe, Australia and the Far East.

Please see the Cycle Investment

The Contract Holder’s Cycle Investment on any Cycle Business Day is the number of Units credited to the Contract Holder multiplied by that day’s Unit Value.

Example 1: On a Cycle Start Date a Contract Holder invests $100,000 in a Cycle. The initial Unit Value is $10. After 6 months, the Unit Value for that Cycle is $12.00.

A)     Number of Units = $100,000 / $10 = 10,000 Units

B)     Cycle Investment after 6 months = 10,000 * $12.00 = $120,000

Example 2: On a Cycle Start Date a Contract Holder invests $90,000 in a Cycle. The initial Unit Value is $10. After 3 months, the Unit Value for that Cycle is $9.50.

A)     Number of Units = $90,000 / $10 = 9,000 Units

B)     Cycle Investment after 3 months = 9,000 * $9.50 = $85,500

Example 3: On a Cycle Start Date a Contract Holder invests $200,000 in a Cycle. The initial Unit Value is $10. After 8 months, the Unit Value for that Cycle is $11.00.

A)     Number of Units = $200,000 / $10 = 20,000 Units

B)     Cycle Investment after 8 months = 20,000 * $11.00 = $220,000

Indices Disclaimers section in this prospectus for important information regarding the Indices.

Discontinuation of or Substantial Change to an Index

In the event that the Index for a Cycle is discontinued, or is changed substantially, we may substitute an available comparable Index or terminate the Cycle. In determining which action to take, we will consider the costs related to the action to be taken, and such other factors we deem relevant.

If we substitute a comparable Index, we will first seek any required regulatory approval. Then, we may adjust the Index Value used on the Start Date to the Index Value of the substitute Index on the Start Date or adjust the Unit Value as of the date we substitute the comparable Index, taking into account the performance of the discontinued or changed Index from the Start Date.  The Cycle Term, Maturity Date, and Maturity Date Floor Rate will not change due to the substitution.

We would attempt to choose a new Index that has a similar investment objective and risk profile to the original Index.  The selection criteria for a suitable alternative Index may include the following:

1. There is a sufficiently large market in exchange traded and/or over-the counter options, futures, and similar derivative instruments based on the index to allow the Company to hedge fluctuations of the Index Value.

2. The Index is recognized is as a broad-based Index for the relevant market; and

3. The publisher of the Index allows the Company to use the Index and other materials for a reasonable fee.

If we terminate the Cycle, the Maturity Date will be as of the last Cycle Business Day prior to the date the Index is discontinued or changed. We will use the Index Value on such date to compute the Maturity Date Unit Value and each Cycle Investment.

We will provide Notice to the Contract Holder if the Index for a Cycle is discontinued or changed substantially and the action we will take as soon as commercially reasonable.

Offering of Cycles and Cycles for a Cycle Type

While we currently intended to offer Cycles on a periodic basis, we reserve the right to offer Cycles infrequently.  In addition, while we may offer Cycles in a Written Notice, we have the right to decide at any time until the Close of Business on each Start Date which Cycles to make available on that Start Date.

We may choose not to offer any Cycle for a Cycle Type for any period or we may decide to cease offering Cycles for a Cycle Type. If we decide to cease offering Cycles for a Cycle Type, each outstanding Cycle within that Cycle Type will continue until its respective Maturity Date.

Cycle Business Day

A Cycle Business Day is, for a Cycle, a day that a Start Date or Maturity Date occurs, that Unit Value is determined, and as of which withdrawals from the Cycle may be taken.

A Cycle Business Day is a day that is all of the following:

1)   A Business Day.

2)   A day for which the Index Value is reported.

3)   A day that is either the Start Date or for which we receive the Cycle’s Fair Value.

For any day that the above is not satisfied;

1)   If that day would have been a Start Date, we will use the next Business Day for which the Index Value is reported as the Start Date.

2)   If that day would have been a Maturity Date, we will use the next Cycle Business Day occurring after the scheduled Maturity Date.

Investment in Cycles

The Contract Holder may invest in the Cycles available on a Start Date.  We will provide Notice of each Cycle we intend to make available and then the Contract Holder must provide Written Notice of the Contract Holder’s selection of Cycles in which the Contract Holder seeks to invest.  By a Start Date, we must receive immediately available funds for the Contract Holder’s selected Cycles for investment.

If you are an owner of the Insurance Contract, depositor of an IRA or Platform, or a participant of a Benefit Plan for which the Collared Investment Option is available as an investment option, you may be able to direct all or part of your retirement and non-retirement savings held in the Insurance Contract, IRA, Platform or Benefit Plan to any available Cycles.  Your ability to direct the Contract Holder to make allocations of your retirement and non-retirement savings to a Cycle will be governed by the terms of your Insurance Contract, IRA or Platform arrangement or Benefit Plan.  Actual allocation of your retirement and non-retirement savings to a Cycle will also be subject to the Contract Holder’s compliance with the terms of, and subject to our rights under, the Collared Investment Cycle.

Selection Cycles

We will provide the Contract Holder Notice of each Cycle we intend to establish at least 30 calendar day(s) prior to its Start Date.  For each proposed new Cycle we intend to offer, our Notice will include:

1)   The Cycle Type.

2)   The Start Date.

3)   The indicative Performance Ceiling Rate.

4)   The date and time by which the Contract Holder must provide Written Notice for the Contract Holder’s investment in each proposed new Cycle.

Even though we provide the Contract Holder information for Cycles we intend to offer on a Start Date, we reserve the right to (i) not offer the Cycle and (ii) change the Performance Ceiling Rate for any Cycle we subsequently establish.

For each Cycle we offer and the Contract Holder seeks to invest, the Contract Holder must provide us Written Notice of the following:

1)   The Cycle.

2)   The proposed investment into the Cycle and the source of the proposed investment, either from the amounts the Contract Holder transfers to us or from a Cycle maturing prior to the applicable Start Date.

3)   Any Performance Ceiling Threshold.

Because we determine the Performance Ceiling Rate at the time we establish a Cycle and it may be different from the indicative Performance Ceiling Rate, the Contract Holder may notify us in the Written Notice the Performance Ceiling Threshold, which is the minimum Performance Ceiling Rate, before which we can accept the Contract Holder’s investment in the Cycle.  If we set the Performance Ceiling Rate lower than the Contract Holder’s designated Performance Ceiling Threshold, we will not accept the Contract Holder’s investment into the Cycle.

We must receive the Contract Holder’s Written Notice for investment into the Cycle no later than the date and time specified in our Notice to the Contract Holder of the proposed new Cycle.  If we do not receive the Contract Holder’s Written Notice for investment into Cycles by the required date and time, the Contract Holder’s Written Notice is not in good order and we may reject the Contract Holder’s investment.

If you are the owner of the Insurance Contract, depositor of an IRA or Platform or a participant in a Benefit Plan, then the Contract Holder may provide you with information on the available Cycles and under the terms of your Insurance Contract, IRA, or Benefit Plan, the Contract Holder may grant you the right to direct that the Contract Holder seek investment into one or more Cycles from your retirement and non-retirement savings.  The Contract Holder will have its own rules regarding when you must provide the direction so that the Contract Holder can provide the Written Notice required for an investment into a Cycle.  Although you may have provided timely notice to the Contract Holder of your direction, if the Contract Holder failed to provide us the required Written Notice, we have no obligation to comply with your direction to the Contract Holder.

Establishment of Cycles and Performance Ceiling Rate

On a Start Date, we will determine to establish a Cycle based on the following factors:

1)   A minimum investment into each Cycle.

2)   A maximum investment into each Cycle.

3)   All timely Written Notices for investment into Cycles we received.

4)   Our ability to hedge our obligations under each Cycle.

5)   Such other commercially reasonable factors as we determine from time to time.

Once we have determined to establish a Cycle, we will (i) set the Performance Ceiling Rate for each Cycle we are establishing and (ii) provide Notice to the Contract Holder of each Cycle we are establishing and its Performance Ceiling Rate.  We will provide the Notice no later than the Start Date.

Investment into a Cycle

For each Start Date, to accept the Contract Holder’s investment into a Cycle we must have received the Contract Holder’s timely provided Written Notice for investment into such Cycles.  For each investment into a Cycle, the Performance Ceiling Rate must be greater than or equal to the Contract Holder’s Performance Ceiling Threshold.

A Contract Holder may submit requests to invest in a Cycle on behalf of individual [owners, depositors and participants] with different Performance Ceiling Thresholds.  The Contract Holder’s Written Notice must specify the requested investment amount attributable to each Performance Ceiling Threshold.  We will not accept the portion of the Contract Holder’s investment into a Cycle attributable to a request for which the Performance Ceiling Rate is lower than the Performance Ceiling Threshold designated by the Contract Holder. For any amounts to be transferred to us for investment in a Cycle, we must receive in immediately available funds by federal funds transfer, no later than the close of the Federal Reserve Wire Transfer System on the Start Date.  We reserve the right to further limit, restrict, or suspend investments made to the Contract.

The amount of the Contract Holder’s investment into each Cycle will be equal to the lesser of:

1)   The amount contained in the Contract Holder’s Written Notice.

2)   The sum of:

a)   The amount received from the Contract Holder for investment in each Cycle by the Start Date.

And

b)   The amount from a Cycle or Cycles maturing prior to the applicable Start Date.

And

3)   If the total amount received for investment into a Cycle for all Contracts is more than the maximum investment into the Cycle, then a pro rata share of the maximum investment into the Cycle.

In the event that the sum exceeds the amount contained in the Contract Holder’s Written Notice or the pro rata share of the maximum investment into the Cycle, we will return to the Contract Holder any excess amounts.

Example of Cycle Investment

We offer a Cycle with a 1-year Cycle Term on Tuesday December 17, 2019.  We will provide notice to the Contract Holder by November 18, 2019.  Our Notice states that:

•         The minimum aggregate required investment is $500,000.

•         The maximum aggregate investment is $1,000,000.

•         The indicative Performance Ceiling Rate is 8%.

•         The Contract Holder must provide Written Notice of the Contract Holder’s investment by [a specified time] on December [#], 2019.

We receive a Contract Holder’s Written Notice of Investment by [specified time] on December [#], 2019 that the Contract Holder’s investment will be $750,000 and the Contract Holder’s Performance Ceiling Threshold is 7.5%.

If, on the Start Date, we set the Performance Ceiling Rate at 7.0%, we will not accept the Contract Holder’s investment because the Performance Ceiling Rate of 7.0% is below the Contract Holder’s Performance Ceiling Threshold of 7.5%.

If on the Start Date, we set the Performance Ceiling Rate at 8.0% and:

•         If no others invest and we received from the Contract Holder $600,000, we will accept the Contract Holder’s investment of $600,000.

•         If no other invest, we receive from the Contract Holder $600,000 and the Contract Holder has $200,000 from other Cycles maturing on that date, we will accept Contract Holder’s investment of $750,000 and return to the Contract Holder $50,000.

•         If others seek to invest $500,000, we receive from Contract Holder $750,000, then the Contract Holder’s pro rata share of the maximum investment is

$750,000 * ($1,000,000/$1,250,000) or $600,000 and we will return the $150,000.

We will measure the Contract Holder’s Cycle Investment by Units as set forth below in the “Value of Cycle Investment” section of this prospectus.

Maturity of a Cycle

Each Cycle matures on its Maturity Date.  At the end of a Cycle Term, the Contract Holder may request to receive all or some of the amount of the Cycle Investment as well as to apply some or all of the amount of the Cycle Investment to newly available Cycles.  If the Contract Holder fails to provide instructions as to the disposition of any portion of a Cycle Investment, we will return to the Contract Holder  any amounts for which we have not received instructions by no later than 3 Business Days after the Start Date.

Value of Cycle Investment

The amount invested in a Cycle by the Contract Holder is the Cycle Investment.  As of any Cycle Business Day, the Cycle Investment is measured by the number of Units of the Cycle credited to the Contract Holder multiplied by the Unit Value, each as of that Cycle Business Day.  The Cycle Investment will reflect withdrawals and fluctuations in the Unit Value.

ON ANY CYCLE BUSINESS DAY AFTER THE START DATE, THE CONTRACT HOLDER’S CYCLE INVESTMENT MAY BE LESS THAN THE AMOUNT INITIALLY INVESTED.

Units

The number of initial Units credited to the Contract Holder is the Contract Holder’s initial Cycle Investment divided by $10.00.  The number of Units credited to the Contract Holder will be reduced by withdrawals made prior to the Maturity Date.

Unit Value

For each Cycle, we will establish the Unit Value on the Start Date, and calculate the Unit Value on each Cycle Business Day and on the Maturity Date. The methods used to calculate the Unit Value on each Cycle Business Day and on the Maturity Date are different.

On the Start Date

For each Cycle, on its Start Date, we set the initial Unit Value at $10.00.

During the Cycle Term

For each Cycle, we determine its Unit Value as of each Cycle Business Day based on its Fair Value and the Proportional Performance Ceiling Rate.

The Fair Value of a Cycle is determined by a Fair Value Calculation Agent and reflects the current value of the financial instruments that may be purchased to provide a return equal to the change in Index Value at the end of the Cycle Term subject to the Performance Ceiling Rate and subject to the Maturity Date Floor Rate.  The Fair Value is based on a variety of factors considered by the Fair Value Calculation Agent, and may include the change in the Index Value from the Start Date, volatility of the Index, changes in the interest rate environment and the time remaining to the Maturity Date.  The Fair Value is determined using a formula which is determined based on the economic value of hypothetical underlying investments at the time of the valuation designed to match Cycle value at the Maturity Date.  This means you could have a different performance than the change in the valuation of the underlying Index during the calculation period.

Once we receive the Fair Value, we compute a preliminary Unit Value.  The Cycle Business Day's Unit Value will equal the Cycle Business Day Preliminary Unit Value (see A Below) subject to being no greater than the Cycle Business Day Unit Value Ceiling (see B below).

A.  Cycle Business Day Preliminary Unit Value

The Cycle Business Day Preliminary Unit Value equals the Cycle’s Fair Value divided by the total number of Units outstanding, each as of that day.

B.   Cycle Business Day Unit Value Ceiling

If the Cycle Business Day Preliminary Unit Value is greater than the initial Unit Value, we determine the Cycle Business Day Unit Value Ceiling.  The Cycle Business Day Unit Value Ceiling equals: (i) the initial Unit Value multiplied by (ii) one plus the Proportional Performance Ceiling Rate.  The Proportional Performance Ceiling Rate is equal to the (i) Performance Ceiling Rate multiplied by (ii) the time lapsed during the Cycle Term divided by the Cycle Term.

The Maturity Date Floor Rate does not apply during the Cycle Term prior to the Maturity Date.  Thus, there is no protection against any decrease in value of the Cycle Investment for withdrawals during the Cycle Term prior to the Maturity Date.

See Appendix IV Unit Value Examples for illustrations.

On the Maturity Date

For each Cycle, we determine its Unit Value as of its Maturity Date based on the change in the Index Value, the Performance Ceiling Rate, and the Maturity Date Floor Rate.  As of the Maturity Date, we compute the Maturity Date Preliminary Unit Value (see B below).  The Maturity Date Unit Value will equal the Maturity Date Preliminary Unit Value subject to being no greater than the Maturity Date Unit Value Ceiling (see C below) and being no less than the Maturity Date Unit Value Floor (see D below).

A.  Change in the Index Value

The change in Index Value equals:

1)   The last reported value of the Index on the Maturity Date, minus the last reported value of the Index on the Start Date, divided by

2)   The last reported value of the Index on the Start Date.

B.   Maturity Date Preliminary Unit Value

The Maturity Date's preliminary Unit Value equals

1)   The initial Unit Value multiplied by

2)   One plus the change in Index Value, computed as set forth in A above.

C.   Maturity Date Unit Value Ceiling

The Maturity Date's Unit Value Ceiling equals the initial Unit Value multiplied by one plus the Performance Ceiling Rate.

D.  Maturity Date Unit Value Floor

The Maturity Date Unit Value Floor equals the initial Unit Value multiplied by one plus the Maturity Date Floor Rate.

See Appendix IV Unit Value Examples for illustrations.

Reporting

We will make available to the Contract Holder an electronic portal.  For each Cycle in which the Contract Holder invests, we will normally report on the electronic portal / through electronic communication means for each Cycle Business Day (i) the number of Units credited to the Contract Holder and (ii) the Unit Value on the Business Day following the Cycle Business Day

At least once each year, we will send the Contract Holder a report containing information required by applicable state law and the following:

1)   The beginning date and end date for the reporting period.

2)   For each Cycle in which the Contract Holder has invested during the reporting period:

a)   The Start Date, Cycle Term, Maturity Date Floor Rate, Performance Ceiling Rate, and the value of the Index on the Start Date, and if there was a Maturity Date, the value of the Index on the Maturity Date.

b)   The number of Units credited to the Contract Holder (i) at the beginning of the reporting period, and (ii) on the Cycle Business Day immediately prior to the date of the report.

c)   The number of Units redeemed and the Unit Value in connection with each withdrawal made during the current reporting period.

d)   The Unit Value (i) at the beginning of the reporting period, and (ii) on the Cycle Business Day immediately prior to the date of the report.

3)   The Index price for each Cycle on the Start Date and, at the end of the current report period.

The Contract Holder will provide you reports as required under the terms of your Insurance Contract, IRA, Platform or Benefit Plan, or as required under applicable law.  We do not provide you any reports.

Access to the Amount of the Cycle Investment

A Contract Holder may access the all or some of the amount of a Cycle Investment during the Cycle Term or at the Cycle Maturity Date.

During the Cycle Term

The Contract Holder may request to withdraw sums from a Cycle before its Maturity Date by providing us Written Notice.  If the Contract Holder has invested in multiple Cycles, the Contract Holder must specify in the Written Notice the Cycle from which we should effect the withdrawal.  Withdrawal requests received by the Close of Trading on a Cycle Business Day will be processed and the amount payable will be determined using the Unit Value, as of that Cycle Business Day. For withdrawal requests received after that time, the next Cycle Business Day will be used.

In Connection with a Maturity Date

In connection with all Cycles that have the same Maturity Date, we will process the Maturity Date Cycle Investment as follows:

1)   If there is a Start Date occurring on the Business Day following the Maturity Date and the Contract Holder has provided Written Notice as specified in the “Investment in Cycles” section of this prospectus, then on the Start Date, we will apply the Contract Holder’s Maturity Date Cycle Investment to the applicable Cycles.  To the extent the sum of the amounts we have received and the Contract Holder’s Maturity Date Cycle Investment exceeds the amount contained in the Contract Holder’s Written Notice, we will return any excess amounts as described in the “Settlement” section of this prospectus.

2)   If there is no Start Date on the Business Day following the Maturity Date or the Contract Holder has not provided a Written Notice for an investment in new Cycles as specified in “Investment in Cycles,” then, we will pay the Contract Holder’s Maturity Date’s Cycle Investment.

Settlement

The Company will pay the withdrawal no later than 3 Business Days after the Cycle Business Day that the Company effects the withdrawal subject to our right to defer payment.  The Company will pay any amounts payable in connection with a Maturity Date no later than 3 Business Days after the Maturity Date subject to our right to defer payment.

Payment will be made as directed by the Contract Holder in the Written Notice for the withdrawal.

The Company may defer any withdrawal request and may defer any payment under this Contract if, due to the closing or other disruption of financial markets or exchanges, or other circumstances beyond the Company’s control, the Company is unable to settle the necessary transactions prudently as reasonably determined by the Company. The Company may defer payments under the contract for up to six months if the insurance regulatory authority of the state in which the contract is issued approves such deferral.

Direction to the Contract Holder

If you are an owner of the Insurance Contract, depositor of IRAs and Platforms, or a participant of a Benefit Plan and the Collared Investment Option is available as an investment option, you may be able to direct the Contract Holder to take withdrawals from a Cycle during the Cycle Term and on the Maturity Date.  The Contract Holder will have its own rules regarding how and when you must provide the direction so that the Contract Holder can provide the Written Notice required to take a withdrawal from a Cycle.  Although you may have provided timely notice to the Contract Holder of your direction, if the Contract Holder failed to provide us the required Written Notice, we have no obligation to comply with your direction to the Contract Holder.

Federal Taxes

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to the Collared Investment Option owned by an insurance company, bank, employer or employee benefit plan.  The tax rules can differ, depending on the type of contract, whether qualified traditional IRA or Roth IRA.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and IRS interpretations of the Internal Revenue Code.  These tax rules may change without notice.  We cannot predict whether, when, or how these rules could change.  Any change could affect contracts purchased before the change.  Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract.  We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the Collared Investment Option.  Moreover, the tax aspects that apply to a particular person’s investment may vary depending on the facts applicable to that person.  We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes.  We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA).  You should consult a tax adviser before allocating any account value from your insurance contract, IRA or employee benefit plan to the Collared Investment Option.

Additional Information About the Collared Investment Option

Other Contracts

We offer a variety of fixed and variable insurance contracts with differing features, including investment options, and differing fees and charges. These contracts are different and separate from the Collared Investment Option offered by this prospectus.

Expenses of Midland National for the Collared Investment Option

In setting the Performance Ceiling Rate, we may take into account that we incur expenses in connection with the Cycle, including insurance, distribution, investment and administrative expenses.  In particular, if there were no such expenses, the Performance Ceiling Rate might be greater.

Statutory Compliance

We have the right to change the Collared Investment Option without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the IRS and in U.S. Department of Labor regulations.

Any change in the Collared Investment Option must be in writing and made by an authorized officer of Midland National.  We will provide Notice of any material change.

Changes to the Collared Investment Option

Only an authorized officer of the Midland National at its Home Office or an employee acting pursuant to a written delegation of authority from such officer may change the terms of the Collared Investment Option. No other employee, producer, or representative of the Company may make any change in the terms of the Collared Investment Option.

The terms of the Collared Investment Option may be changed at any time by written mutual agreement of the Contract Holder and the Company. If we propose a change to the terms of the Collared Investment Option requiring written mutual agreement and the Contract Holder does not agree to such change, we reserve the right to cease offering to the Contract Holder new Cycles under the terms of the Collared Investment Option.

Midland National may change the Collared Investment Option without the Contract Holder’s consent to conform to federal or state laws or regulations by attaching an Endorsement or Rider.

Any change to the Collared Investment Option under this Section will not be applied to outstanding Cycles as of the effective date of the change. The change shall be applicable to any new Cycles established and Cycle Investments made in such Cycles on or after the effective date of the change.

We will notify the Contract Holder in writing  before the effective date of any such change.

Errors

The Contract Holder shall be solely responsible for the accuracy of any Written Notice transmitted to us or our agent and the transmission of any Written Notice shall constitute the Contract Holder’s representation to us that the Written Notice is accurate, complete and duly authorized.

Misstatement and Adjustments

We reserve the right to correct any informational or administrative errors.

Reservation of Rights

The Company may, in its sole discretion, elect not to exercise a right or reservation specified in this Contract. Such election shall not constitute a waiver of the right to exercise such right or reservation at any subsequent time.

Assignment

The Contract Holder may assign this Contract only with the Company's written consent. The Contract Holder must provide Written Notice to us at least 30 calendar days before the assignment effective date. If we agree, the assignment will take effect on the date the Written Notice is signed, unless otherwise specified by the Contract Holder. We will not be bound by any assignment until it is filed with us.  We will not be responsible for the validity of any assignment. We will not be liable for any payments We make before recording the Written Notice of assignment.

Termination

By the Company

The Company may terminate this Contract at any time. To terminate this Contract, the Company must provide Notice of the termination at least 30 calendar days before the termination Effective Date.

Upon the effective date of the termination, no new Cycles will be made available to the Contract Holder. Outstanding Cycles on the effective date of the termination shall continue to operate as set forth in this Contract. Upon the payment of the Cycle Investments for all outstanding Cycles on the termination effective date, the Company's obligations under this Contract shall be fully discharged and no further payments will be due to the Contract Holder.

By the Contract Holder

The Contract Holder may terminate this Contract at any time. To terminate this Contract, the Contract Holder must provide Us Written Notice at least 30 calendar days before  the termination effective date including:

(1)  the effective date of the termination by the Contract Holder; and

(2)  the Contract Holder's election to withdraw all amounts from the outstanding Cycles or to continue the Cycle Investments in all the outstanding Cycles, as of the termination effective date.

If the Contract Holder elects a withdrawal of all amounts from all outstanding Cycles as of the termination effective date, the Company shall  pay the Cycle Investments for all outstanding Cycles determined as of the termination effective date within three Business Days  after the termination effective date. Such payment shall fully discharge the Company’s obligations under this Contract.

If the Contract Holder elects to continue the Cycle Investments in all outstanding Cycles as of the termination effective date, those Cycles shall continue to operate as set forth in this Contract. Upon the payment of the applicable Cycle Investments for all outstanding Cycles, the Company's obligations under this Contract shall be fully discharged and no further payments will be due to the Contract Holder.

Other Information

General Account

Our general obligations, including potential obligations with respect to amounts invested in the Collared Investment Option that may exceed the assets of the separate account, are supported by Midland National’s general account and are subject to Midland National’s claims paying ability.  General account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses.  An owner should look to the financial strength of Midland National for its claims-paying ability.  For more information about Midland National’s financial strength, review our financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability.

The general account is subject to regulation and supervision by the Insurance Department of the State of Iowa and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.  The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940.  Interest in the Collared Investment Option under the contract(s) is issued by Midland National and is registered under the Securities Act of 1933.  The contract is a “covered security” under the federal securities laws.

Non-Unitized Separate Account

To support our obligations under the Collared Investment Option, we have established under the Iowa Insurance Law, and hold assets in, the "non-unitized" separate account. The income, gains and losses, realized or unrealized, from assets allocated to the separate account shall be credited to or charged against the account, without regard to other income, gains or losses of the Company.

We are the sole owner of the assets of the separate account. We may invest and trade the assets of the separate account in any manner we choose. The only restrictions on our investments of the assets held in the separate account are those set forth by Iowa Insurance Laws. While we plan to invest the assets of the separate account in a manner that generates a return that approximates the change in the applicable Index, subject to the Performance Ceiling Rate and Maturity Date Floor Rate, all benefits payable are determined according to the applicable Unit Value. The amounts payable under this Contract are determined by the Unit Value, regardless of the performance of the assets held in the Separate Account. The Contract Holder does not participate in the performance of the assets held in the separate account.

We may, subject to applicable state law, transfer all assets allocated to the separate account to our general account.

The separate account is not required to be registered, and is not registered, as an investment company under the Investment Company Act of 1940.

Our current plan is to invest separate account assets in fixed-income obligations, including but not limited to corporate bonds, mortgage-backed and asset-backed securities, government and agency issues and derivative contracts including but not limited to option contracts.  We may also invest in interest rate swaps.  Although the above generally describes our plan for investing the assets supporting our obligations under the Collared Investment Option, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

Neither the Contract Holder nor you participate in the investment results of any assets we hold in relation to the Cycles.

While we hold assets in a “non-unitized” separate account we have established under the Iowa Insurance Law to support our obligations under the Collared Investment Option, the Collared Investment Option is a general account obligation.

Distribution

The Collared Investment Option is distributed by Sammons Financial Network, LLC (“Distributor”).  The Distributor serves as principal underwriter of the Collared Investment Option. The offering of the Collared Investment Option is intended to be continuous.

The Distributor is an affiliate of Midland National, and is an indirect wholly owned subsidiary of Midland National.  The Distributor’s principal business address is 4546 Corporate Drive, Suite 100, West Des Moines, IA 50266.  The Distributor is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).  The Distributor also acts as distributor for Midland National’s variable annuity products.

Midland National pays compensation to the Distributor based on sales of the Collared Investment Option. The Distributor may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries’ additional compensation in recognition of certain expenses that may be incurred by them or on their behalf.  The Distributor may also pay certain broker-dealers or other financial intermediaries’ additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”).  Services for which such payments are made may include, but are not limited to, the preferred placement of Midland National, its affiliates services and products, including but not limited to the Collared Investment Option on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount.  The Distributor may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product.  These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products.  Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of Midland National and its affiliates’ products and services, the Distributor may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”).  Marketing allowances and sales incentives are made out of the Distributor’s assets.  Not all Selling broker-dealers receive these kinds of payments.

In addition, the Distributor may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide cash and non-cash compensation such as expense-paid trips, expense-paid educational seminars and merchandise.

Although Midland National takes all of its costs into account in establishing the level of fees and expenses in its products, any investment-based and asset-based compensation paid by Midland National to the Distributor will not result in any separate charge under the Collared Investment Option.  All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.

Legal Proceedings

Midland National and its subsidiaries, like other life insurance companies, may be involved in lawsuits, including class action lawsuits.  In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made.  Although the outcome of any litigation cannot be predicted with certainty, Midland National believes that, as of the date of this prospectus, there are no pending or threatened lawsuits that will have a materially adverse impact on the ability of Sammons Financial Network, LLC to perform under its distribution agreement, or on the ability of the Company to meet its obligations under the policy.

Securities Law Matters

Status Pursuant to the Securities Exchange Act of 1934

We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.

Securities and Exchange Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Midland National pursuant to its articles of incorporation or its bylaws or pursuant to any insurance coverage or otherwise, Midland National has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Information About Midland National

Generally

We are Midland National Life Insurance Company, a stock life insurance company.  We were organized in 1906, in South Dakota, as a mutual life insurance company at that time named “The Dakota Mutual Life Insurance Company.”  We were reincorporated as a stock life insurance company, in 1909.  Our name “Midland” was adopted in 1925.  We were re-domesticated to Iowa in 1999.  We are licensed to do business in 49 states, the District of Columbia, Puerto Rico, the Virgin Islands, Guam and the Mariana Islands.

Midland National is a subsidiary of Sammons Enterprises, Inc., Dallas, Texas.  Sammons Enterprises has controlling or substantial stock interests in a large number of other companies engaged in the areas of insurance, corporate services, and industrial distribution.

Midland National's Business

Midland National Life Insurance Company and Subsidiaries ("Midland National" or the "Company") is a wholly owned subsidiary of Sammons Financial Group, Inc. ("SFG"). SFG is an indirect wholly owned subsidiary of Sammons Enterprises, Inc. ("SEI"). Midland National has three wholly owned subsidiaries. MNL Reinsurance Company ("MNL Re") and Solberg Reinsurance Company ("Solberg Re") are captive reinsurance companies domiciled in Iowa. Midland National Services Corporation, LLC ("MNSC") is a Delaware Limited Liability Company created as a wholly owned subsidiary of Midland National to hold agreed amounts for payment of facility fees and other amounts due under a credit facility agreement that governs a letter of credit arrangement between several SFG entities and a large commercial bank. Midland National offers individual life and annuity products in 49 states and the District of Columbia. The Company is affiliated through common ownership with North American Company for Life and Health Insurance ("North American") and Sammons Institutional Group, Inc. ("SIG").

We develop innovative products and services in order to provide our distribution partners with a comprehensive suite of insurance products and services.  We rely on feedback from customers, employees, registered representatives and agents, supplemented with a variety of industry information and customer databases, to develop new products to meet the demands of an evolving market.  As a result, in addition to the Collared Investment Option we are typically expanding product offerings in the rapidly growing indexed annuity and life space with emphasis on multiple indexes and crediting methods as well as innovative lifetime withdrawal features.  Our suite of products is balanced across the customer spectrum.  We believe our products are conservatively designed to achieve appropriate levels of index-based interest crediting through market cycles.  Our complementary suite of product lines is designed to allow us to meet profit targets and growth objectives.

We distribute our products through multiple channels including independent agents, broker-dealers, benefit consultants and third-party marketers.  In particular, we intend to continue to leverage the independent distribution channel, which has proven to be an effective model and focus on building relationships with a core group of distribution partners that result in persistency of production.

We strive to maintain profitability of our business over varying interest rate environments by monitoring and managing a close asset and liability duration match.  We employ an asset liability management program which includes quarterly projections of asset and liability cash flows over a wide range of interest rate scenarios reflecting dynamic contract holder behavior.

Our operating framework includes a focus on operational efficiency.  We intend to continue to focus on expense management and seek to identify opportunities for increased operational efficiency, which we believe should allow us to continue to offer competitively priced products and earn attractive returns.

Competition

The markets for insurance products and retirement solutions are highly competitive.  We compete for customers and agents with a large number of other insurers as well as noninsurance financial services companies, such as banks, broker-dealers and investment managers, some of which may have greater financial resources and brand recognition than we do.  We believe that competition is affected by various factors, including but not limited to, perceived financial strength and claims-paying ability, ratings, investment performance, size and strength of the agency force, distribution capabilities, commission structure, range of product lines and product quality, price and features, customer service and general reputation.

The level of competition among providers of life insurance, annuities and other retirement solutions products may increase as a result of the continuing consolidation of the financial services industry.  Mergers and consolidations could increase, as companies seek to improve their competitive position through increased market share, economies of scale and diversification of products and services.

Risk Factors Related to Midland National and Its Business

The operating results of life and annuity insurance companies as reported under statutory accounting principles have historically been subject to significant fluctuations. The financial position and operating results of Midland National are subject to certain risk factors discussed more fully below.

We are exposed to significant financial and capital markets risks that may adversely affect our results of operations, financial condition and liquidity, and may cause our net investment income to vary from period to period.

We are exposed to significant financial and capital markets risks, including changes in interest rates, credit spreads, equity prices, real estate markets, market volatility, global economic performance in general, the performance of specific obligors, including governments, included in our investment portfolio and other factors outside our control.

Interest rate risk.  Some of our products, principally life insurance and fixed annuities, expose us to the risk that changes in interest rates will reduce our investment margin or “spread,” or the difference between the amounts that we are obligated to pay under the contracts in our general account and the rate of return we earn on general account investments intended to support obligations under such contracts.  Our spread is a key component of our net income.

During periods when interest rates are low, we may be forced to reinvest proceeds from investments that have matured or have been prepaid or sold at lower yields, which will reduce our investment margin.  Moreover, during periods when interest rates are low, borrowers may prepay or redeem fixed income securities and mortgage loans in our investment portfolio with greater frequency in order to borrow at lower market rates, thereby exacerbating this risk.  Although lowering interest crediting rates can help offset decreases in spreads on some products, our ability to lower these rates could be limited by competition or contractually guaranteed minimum rates and may not match the timing or magnitude of changes in asset yields.  As a result, our spread could decrease or potentially become negative.

A decline in market interest rates could also reduce our return on investments that do not support particular policy obligations.  During periods of sustained lower interest rates, policy liabilities may not be sufficient to meet future policy obligations and may need to be strengthened.  Accordingly, declining and sustained lower interest rates may materially affect our results of operations, financial position and cash flows and significantly reduce our profitability.

Increases in market interest rates could also negatively affect our profitability.  In periods of rapidly increasing interest rates, we may not be able to replace, in a timely manner, the investments in our general account with higher yielding investments needed to fund the higher crediting rates necessary to keep interest sensitive products competitive.  We, therefore, may have to accept a lower spread and, thus, lower profitability or face a decline in sales and greater loss of existing contracts and related assets.  In addition, policy loans, surrenders and withdrawals may tend to increase as contract holders seek investments with higher perceived returns as interest rates rise.  This process may result in cash outflows requiring that we sell investments at a time when the prices of those investments are adversely affected by the increase in market interest rates, which may result in realized investment losses.   An increase in market interest rates could also have a material adverse effect on the value of our investment portfolio, for example, by decreasing the estimated fair values of the fixed income securities that comprise a substantial portion of our investment portfolio.

Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our fixed income investments relative to our liabilities.

Credit Spreads.  Our exposure to credit spreads primarily relates to market price volatility and cash flow variability associated with changes in such spreads.  Market volatility can make it difficult to value certain of our securities if trading becomes less frequent.  In such case, valuations may include assumptions or estimates that may have significant period-to-period changes, which could have a material adverse effect on our results of operations or financial condition.  If there is a resumption of significant volatility in the markets, it could cause changes in credit spreads and defaults and a lack of pricing transparency which, individually or in tandem, could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.

Equity Risk.  Our primary exposure to equity risk relates to the potential for lower earnings associated with certain of our businesses where fee income is earned based upon the estimated fair value of the assets under administration.  Downturns and volatility in securities markets can have an adverse effect on the revenues and investment returns from our investment products and services.

In addition, we invest a portion of our investments in leveraged buy-out funds, hedge funds and other private equity funds.  The amount and timing of net investment income from such funds tends to be uneven as a result of the performance of the underlying investments.  The timing of distributions from such funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict.  Significant volatility could adversely impact returns and net investment income on these alternative investment classes.  In addition, the estimated fair value of such investments may be impacted by downturns or volatility in securities markets.

Real Estate Risk.  Our primary exposure to real estate risk relates to residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and residential and commercial mortgage loans.  Our exposure to these risks stems from various factors, including real estate supply and demand and interest rate fluctuations.  General economic conditions and the recovery rate in the real estate sectors will continue to influence the performance of these investments.  These factors, which are beyond our control, could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.

Credit Risk.  There is a risk that issuers of our investments may default or that other parties may not be able to pay amounts due to us and our subsidiaries.  We manage our investments to limit credit risk by diversifying our portfolio among various security types and industry sectors.  In addition, we take into account default risk in our product pricing.  Although we believe that we carefully manage these risks, there can be no guarantee that credit risk will be managed successfully in all situations.  Any failure to successfully manage credit risk could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.

Our participation in securities lending programs and a repurchase program subjects us to potential liquidity and other risks.

We participate in a repurchase program, which is considered part of a securities lending program, whereby we sell fixed income securities to third-party repurchase counterparties, primarily major brokerage firms and commercial banks, with a concurrent agreement to repurchase those same securities at a determined future date.  Our policy requires that, at all times during the term of the repurchase agreements, cash or other types of collateral provided are sufficient to allow the counterparty to fund substantially all of the cost of purchasing replacement assets.  The cash proceeds received under the repurchase program are typically invested in fixed income securities and cannot be returned prior to the scheduled repurchase date; however, market conditions on the repurchase date may limit our ability to enter into new agreements.  The repurchase of securities or our inability to enter into new repurchase agreements would require us to return the cash collateral proceeds associated with such transactions on the repurchase or maturity date.

For repurchase transactions, in some cases, the maturity of the securities held as invested collateral (i.e., securities that we have purchased with cash collateral received) may exceed the term of the related securities under repurchase agreements and the estimated fair value may fall below the amount of cash received as collateral and invested.  If we are required to return significant amounts of cash collateral on short notice and we are forced to sell securities to meet the return obligation, we may have difficulty selling such collateral that is invested in securities in a timely manner, be forced to sell securities in a volatile or illiquid market for less than we otherwise would have been able to realize under normal market conditions, or both.  In addition, under adverse capital market and economic conditions, liquidity may broadly deteriorate, which would further restrict our ability to sell securities.  If we decrease the amount of our securities lending and repurchase activities over time, the amount of net investment income generated by these activities will also likely decline.

Also, Iowa law limits the amount of securities lending (which encompasses our repurchase program) to 10% of the relevant insurance company’s legal reserve (the net present value of all outstanding policies and contracts involving life contingencies).  As of December 31, 2018, Midland National’s securities lending was 9.54% of its legal reserves.  If this limitation was reduced to a lower percentage, our investment income would be reduced and we might be forced to liquidate investment assets to address ongoing cash requirements.  However, we are not currently aware of any pending legislation or initiatives to amend the relevant statute.

We may have difficulty selling certain holdings in our investment portfolio in a timely manner and realizing full value given their illiquid nature.

There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid.  These include privately-placed fixed maturity securities, mortgage loans, policy loans, leveraged leases, equity real estate, such as real estate joint ventures and funds, and other limited partnership interests.  In recent years, even some of our very high quality investments experienced reduced liquidity during periods of market volatility or disruption.  If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments.  In the event of a forced sale, accounting guidance requires the recognition of a loss for securities in an unrealized loss position and may require the impairment of other securities based on our ability to hold those securities, which would negatively impact our financial condition.  This could result in realized losses which could have a material adverse effect on our net income and financial position.

The determination of the amount of allowances and impairments taken on our investments is highly subjective and could materially impact our business, financial condition and results of operations.

The determination of the amount of allowances and impairments vary by investment type and is based on our periodic case-by-case evaluation and assessment of known and inherent risks associated with the respective asset class.  Such evaluations and assessments are revised as conditions change and new information becomes available.  Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised.  Such evaluations and assessments can change significantly from period to period, especially in times of high market volatility.  There can be no assurance that management has accurately assessed the level of impairments taken and allowances reflected in the financial statements.  Furthermore, additional impairments may need to be taken or allowances provided for in the future.  Historical trends may not be indicative of future impairments or allowances.

Defaults on commercial mortgage loans and volatility in performance may adversely affect our business, financial condition and results of operations.

Commercial mortgage loans face heightened delinquency and default risk due to economic conditions which have had a negative impact on the performance of the underlying collateral, resulting in declining values and an adverse impact on the obligors of such instruments.  An increase in the default rate of our commercial mortgage loan investments could have an adverse effect on our business, financial condition and results of operations.

In addition, the carrying value of commercial mortgage loans is negatively impacted by such factors.  The carrying value of commercial mortgage loans is stated at outstanding principal less any loan loss allowances recognized.  Considerations in determining allowances include, but are not limited to, the following:  (i) declining debt service coverage ratios and increasing loan to value ratios; (ii) bankruptcy filings of major tenants or affiliates of the borrower on the property; (iii) catastrophic events at the property; and (iv) other subjective events or factors, including whether the terms of the debt will be restructured.  There can be no assurance that management’s assessment of loan loss allowances on commercial mortgage loans will not change in future periods, which could lead to investment losses.

GPIM manages our portfolio pursuant to broad authority and we do not approve each investment decision made by GPIM, which could result in investment returns that are substantially below expectations or that result in losses.

Our portfolio is managed externally, by an affiliated company, Guggenheim Partners Investment Management, LLC (“GPIM”).  Our investment portfolio adheres to investment guidelines and policies and risk limits, however our advisor is allowed considerable discretion within the context of an Enterprise Risk Management (“ERM”) overlay as well as other compliance measures authorized by our Investment Committee, of which our investment manager is not a member.  The discretion afforded to GPIM may result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results.  Our historical investment performance should not be considered as indicative of future results of our investment portfolio.

If we do not appropriately structure our hedges in relation to our anticipated liabilities, our ability to conduct our businesses could be adversely affected.

We actively seek to hedge our securities market exposure, including exposure through the writing of indexed annuity products and indexed universal life products.  Our ability to measure and manage risk and to implement our investment strategy and hedging arrangements is crucial to our success.  If we do not properly structure such hedges to meet our expected liabilities, we could be forced to liquidate investments in order to pay any difference between the amount paid under the hedges and the amounts due for such liabilities, which could have an adverse impact on our financial condition or results of operations.

The success of our investment strategy and hedging arrangements will also be affected by general economic conditions.  These conditions may cause volatile interest rates and securities markets, which in turn could increase the cost of hedging.  Volatility or illiquidity in the markets could significantly and negatively affect our ability to appropriately execute our hedging strategies.

A downgrade or a potential downgrade in Midland National’s financial strength ratings could harm our competitive position.

Rating agencies regularly review the financial performance and condition of insurers, including Midland National.  The current financial strength/claims paying ability ratings for Midland National as assigned by S&P, A.M. Best and Fitch were A+ (Strong), A+ (Superior) and A+, respectively.  These ratings indicate a rating agency’s view of our ability to meet the obligations applicable to our in-force insurance contracts.

The rating agencies assign ratings based upon consideration of several qualitative and quantitative factors, including the rated company’s operating performance and investment results, products, risk profile, and capital resources.  The rating agencies may also consider factors that may be outside of the rated company’s control, including changes in general economic conditions or their sentiment towards a particular industry.  A downgrade in the ratings of Midland National could have an adverse effect on our business, financial condition and results of operations.  In addition, a downgrade in the ratings of Midland National could adversely affect, among other things, (a) its ability to sell certain of its products, (b) the rate of contract surrenders and withdrawals and (c) the return on the insurance and annuity products it issues and, ultimately, the results of its operations.  In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety.

We cannot predict what actions rating agencies may take in the future that could adversely affect our business.  As with other companies in the financial services industry, our ratings could be downgraded at any time and without any notice by any rating agency, and any such downgrade could adversely affect our business, financial condition and results of operations.

We may not be able to mitigate the reserve strain associated with Regulation 830 and NAIC Actuarial Guideline 38, potentially resulting in a negative impact on our capital position or in a need to increase prices and/or reduce sales of term or universal life products.

The NAIC Model Regulation entitled “Valuation of Life Insurance Policies,” commonly known as “Regulation 830” or “Model #830,” requires insurers to establish additional statutory reserves for certain term life insurance policies with long-term premium guarantees and for certain universal life policies with secondary guarantees.  In addition, NAIC Actuarial Guideline 38 (“AG38”) clarifies the application of Model #830 with respect to certain universal life insurance policies with secondary guarantees.  Many of our term insurance products and an increasing number of our universal life insurance products are affected by Model #830 and AG38, respectively.  The application of both Model #830 and AG38 involves numerous interpretations.  At times, there may be differences of opinion between management and state insurance departments regarding the application of these and other actuarial standards.  Such differences of opinion may lead to a state insurance regulator requiring greater reserves to support insurance liabilities than management estimated.

Model # 830 and AG38 require Midland National to establish statutory reserves for applicable term and universal life products at a level that exceeds what the company’s actuarial assumptions for the applicable business would otherwise require.  We have implemented, and may implement in the future, reinsurance and capital management actions to mitigate the capital impact of Model #830 and AG38, including the use of letters of credit and the implementation of other transactions that provide acceptable collateral to support the reinsurance of the liabilities to wholly owned reinsurance captives or to third-party reinsurers.  These arrangements are subject to review by state insurance regulators.

As of January 1, 2015, our insurance company subsidiaries became subject to a new actuarial guideline, NAIC Actuarial Guideline 48 (“AG48”), that affects the types of assets insurance companies can use in captive reinsurance companies to back the reserves they hold for term and universal life products.  Specifically, AG48 prescribes an actuarial method to determine the portion of the assets held to support reserves for certain term and universal life policies that must be “primary securities,” which are defined as cash and securities rated by the Securities Valuation Office of the NAIC (subject to some limited exceptions) or, in limited cases, certain other assets.  AG48 provides that reserves in excess of those calculated with the prescribed actuarial method may be supported or financed with a broader range of assets, referred to as “other securities.”  AG48 applies to certain term and universal life insurance policies written from and after January 1, 2015, or written prior to January 1, 2015, but not included in a captive reinsurer financing arrangement as of December 31, 2014.  The NAIC adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserve Financing Model Regulation in December 2016 to replace AG48.  The model regulation is consistent with AG48, and will replace AG48 in a state upon the state’s adoption of the model law and regulation.  Effective July 1, 2017, Iowa has enacted a version of the revised Credit for Reinsurance Model Law.  Until such time as the Iowa Insurance Division (the “IID”) adopts a version of the Term and Universal Life Insurance Reserve Financing Model Regulation, AG48 will continue to apply to Midland National.

We cannot provide assurance that there will not be regulatory challenges to the reinsurance and capital management actions we have taken to date, or those we may take in the future, or that acceptable collateral obtained through such transactions will continue to be available or available on a cost-effective basis.  The result of those potential challenges, as well as the inability to obtain acceptable collateral, could require us to increase statutory reserves, incur higher operating and/or tax costs or reduce sales.

Certain of the reserve financing facilities we have put in place will mature prior to the run off of the liabilities they support.  As a result, we cannot provide assurance that we will be able to continue to implement actions either to mitigate the impact of Model #830, AG38 and AG48 on future sales of term and universal life insurance products or maintain collateral support related to our captives or existing third-party reinsurance arrangements to which one of our captive reinsurance subsidiaries is a party.  If we are unable to continue to implement those actions or maintain existing collateral support, we may be required to increase statutory reserves or incur higher operating costs than we currently anticipate.  Because term and universal life insurance are particularly price-sensitive products, any increase in premiums charged on these products to compensate us for the increased statutory reserve requirements or higher costs of reinsurance may result in a significant loss of volume and materially and adversely affect our life insurance business.

In addition, in December 2012, the NAIC approved a new valuation manual containing a principles-based approach to life insurance company reserves.  Principles-based reserving is designed to tailor the reserving process to specific products in an effort to create more precise reserving.  The new requirements allowed for a phase in period and Midland National elected to apply principles-based reserving to certain individual life policies issued during 2019 and all new individual life business issued January 1, 2020 and later.  Principles-based reserving will not affect reserves for policies in force prior to adoption.

A significant portion of our institutional funding is obtained from a Federal Home Loan Bank, which subjects us to liquidity risks associated with sourcing a large concentration of our funding from one counterparty.

A significant portion of our institutional funding is obtained from the FHLB, which primarily serves as a source of funding to complement our securities lending program.  As of December 31, 2018, we had $2.3 billion of FHLB borrowings outstanding.  Should the FHLB choose to change its definition of eligible collateral, or if the market value of the pledged collateral decreases in value due to changes in interest rates or credit ratings, we may be required to post additional amounts of collateral in the form of cash or other eligible collateral.  Additionally, we may be required to find other sources to replace this funding if we lose access to the FHLB funding.  This could occur if our creditworthiness falls below either of the FHLB’s requirements or if legislative or other political actions cause changes to the FHLB’s mandate or to the eligibility of life insurance companies to be members of the FHLB system.

Our products and services are complex and are frequently sold through intermediaries, and a failure to properly perform services or the misrepresentation of our products or services could have an adverse effect on our revenues and income.

Many of our products and services are complex and are frequently sold through intermediaries.  In particular, our insurance businesses are reliant on intermediaries to describe and explain our products to their potential customers, and although we take precautions to avoid this result, such intermediaries may be deemed to have acted on our behalf.  The intentional or unintentional misrepresentation of our products and services in advertising materials or other external communications, or inappropriate activities by our personnel or an intermediary, could result in liability for us and have an adverse effect on our reputation and business prospects, as well as lead to potential regulatory actions or litigation.

The insurance business is a heavily regulated industry and changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which Midland National transacts business.  Midland National is domiciled in Iowa and is licensed to transact its insurance business in, and is subject to regulation and supervision by, insurance regulators in all U.S. states and territories, except New York and American Samoa.  The ability of Midland National to continue to conduct its business is dependent upon the maintenance of its licenses in these various jurisdictions.

State insurance laws regulate most aspects of Midland National’s insurance business.  Insurance regulatory authorities in the United States have broad administrative powers with respect to, among other things:

•         licensing companies and agents to transact business;

•         calculating the value of assets to determine compliance with statutory requirements;

•         mandating certain insurance benefits;

•         regulating certain premium rates;

•         reviewing and approving policy forms;

•         regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

•         establishing and revising statutory capital and reserve requirements and solvency standards;

•         fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and Insurance Contracts;

•         approving future rate increases;

•         approving changes in control of insurance companies;

•         restricting the payment of dividends and other transactions between affiliates; and

•         regulating the types, amounts and valuation of investments.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We are occasionally involved in litigation, both as a defendant and as a plaintiff.  In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the DOL and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, ERISA, and laws governing the activities of broker-dealers.  Such regulatory examinations and investigations may result in fines, recommendations for corrective action or other regulatory actions.  Companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims.  Plaintiffs in class action and other lawsuits against Midland National may seek very large or indeterminate amounts, including compensatory, liquidated, punitive and/or treble damages, which may remain unknown for substantial periods of time.  Civil jury verdicts have been returned against insurers and other financial services companies involving sales, underwriting practices, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees, recommending unsuitable products to customers, breaching fiduciary or other duties to customers, refund or claims practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business, payment of sales or other contingent commissions and other matters.  Such lawsuits can result in substantial judgments that are disproportionate to actual damages, including material amounts of punitive or non-economic compensatory damages.  In some states, juries, judges and arbitrators have substantial discretion in awarding punitive, or non-economic, compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration.  Arbitration awards are subject to very limited appellate review.  In addition, in some class action and other lawsuits, financial services companies have made material settlement payments.  In any event, responding to any such inquiries, examinations, investigations and lawsuits, regardless of the ultimate outcome of the proceeding, is time-consuming and expensive and can divert the time and effort of our management from its business.  Moreover, even if we ultimately prevail in any such litigation, regulatory action or investigation, we could suffer significant harm to our reputation, which could have a material adverse effect on our business, financial condition and results of operations, including our ability to attract new customers, retain current customers and recruit and retain employees and agents.

Changes in federal income taxation laws, including any reduction in individual income tax rates, may affect sales of our products and profitability.

The annuity and life insurance products that we market generally provide the contract holder with certain federal income tax advantages.  For example, federal income taxation on any increases in non-qualified Insurance Contract values (i.e. the “inside build-up”) is deferred until it is received by the contract holder.  With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is realized.  Additionally, life insurance death benefits are generally exempt from income tax.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages described above for annuities and life insurance.  If legislation were enacted to eliminate all or a portion of the tax deferral for annuities, such a change would have an adverse effect on our ability to sell non-qualified annuities.  Non-qualified annuities are annuities that are not sold to a qualified retirement vehicle.

The amount of Midland National’s statutory capital it must hold can vary significantly from time to time and is sensitive to a number of factors outside of our control, including securities market and credit market conditions.

Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for SFG’s insurance company subsidiaries.  The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life, health and property and casualty companies.  The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable life, annuities and group annuities that contain death benefits or certain living benefits.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses, the amount of additional capital Midland National must hold to support business growth, changes in securities market levels, the value of certain fixed maturity and equity securities in Midland National’s investment portfolio, changes in interest rates, as well as changes to the NAIC RBC formulas.  Increases in the amount of required statutory reserves reduce the statutory capital used in calculating Midland National’s RBC ratios.

Reinsurance may not be available, affordable or adequate to protect us against losses.

As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments.  While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control determine the availability and cost of the reinsurance protection for new business.  In certain circumstances, the price of reinsurance for business already reinsured may also increase.  Any decrease in the amount of reinsurance will increase our risk of loss and any increase in the cost of reinsurance will, absent a decrease in the amount of reinsurance, reduce our earnings.  Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms, which could adversely affect our ability to write future business or result in the assumption of more risk with respect to those policies we issue If the counterparties to our reinsurance or indemnification arrangements or to the derivatives we use to hedge our business risks default or fail to perform, we may be exposed to risks we had sought to mitigate, which could materially adversely affect our financial condition and results of operations.

We use reinsurance, indemnification and derivatives to mitigate our risks in various circumstances.  In general, reinsurance does not relieve us of our direct liability to our contract holders, even when the reinsurer is liable to us.  Accordingly, we bear credit risk with respect to our reinsurers and indemnitors.  A reinsurer’s or indemnitor’s insolvency, inability or unwillingness to make payments under the terms of reinsurance agreements or indemnity agreements with us could have a material adverse effect on our financial condition and results of operations, including our liquidity.

In addition, we use derivatives to hedge various business risks.  We enter into a variety of derivatives, including options, forwards, interest rate, credit default and currency swaps with a number of counterparties.  If our counterparties fail or refuse to honor their obligations under these derivatives, our hedges of the related risk will be ineffective.  This risk is more pronounced in light of the stresses suffered by financial institutions over the past few years.  Such failure could have a material adverse effect on our financial condition and results of operations.

Differences between actual claims experience and underwriting and reserving assumptions may adversely affect our financial results.

Our earnings significantly depend upon the extent to which our actual claims experience is consistent with the assumptions we use in setting prices for our products and establishing liabilities for future policy benefits and claims.  Such amounts are established based on estimates by actuaries of how much we will need to pay for future benefits and claims.  To the extent that actual claims experience is less favorable than the underlying assumptions we used in establishing such liabilities, we could be required to increase our liabilities.

Due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of liabilities for future policy benefits and claims, we cannot determine precisely the amounts which we will ultimately pay to settle our liabilities.  Such amounts may vary from the estimated amounts, particularly when those payments may not occur until well into the future (including deviations resulting from errors in the calculation of estimated amounts).  We evaluate our liabilities periodically based on accounting requirements, which change from time to time, the assumptions used to establish the liabilities, as well as our actual experience.  If the liabilities originally established for future benefit payments prove inadequate, we must increase them.  Such increases would affect earnings negatively in the period in which the increase is made and have a material adverse effect on our business, results of operations and financial condition.

Our risk management policies and procedures, including hedging programs, may prove inadequate for the risks we face, which could negatively affect our business or result in losses.

We have developed risk management policies and procedures and expect to continue to do so in the future.  Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective, particularly during extremely turbulent times.  Many of our methods of managing risk and exposures are based upon observed historical market behavior or statistics based on historical models.  As a result, these methods may not predict future exposures, which could be significantly greater than historical measures indicate.  Other risk management methods depend on the evaluation of information regarding markets, customers, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us.  This information may not always be accurate, complete, up-to-date or properly evaluated.  Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events.  These policies and procedures may not be fully effective.

We employ various strategies, including hedging and reinsurance, with the objective of mitigating risks inherent in our business and operations.  These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, securities markets and credit spread changes, the occurrence of credit defaults, currency fluctuations and changes in mortality and longevity.  We seek to control these risks by, among other things, entering into reinsurance contracts and derivative instruments, such as swaps, options, futures and forward contracts.  Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks.  Our hedging strategies also rely on assumptions and projections regarding our assets, liabilities, general market factors and the creditworthiness of our counterparties that may prove to be incorrect or prove to be inadequate.  Accordingly, our hedging activities may not have the desired beneficial impact on our results of operations or financial condition.  Hedging strategies involve transaction costs and other costs, and if we terminate a hedging arrangement, we may also be required to pay additional costs, such as transaction fees or breakage costs.  We may incur losses on transactions after taking into account our hedging strategies.  Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses.  Our hedging strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses.

We face competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength.

We operate in a highly competitive industry.  Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread agency relationships.  Our annuity products compete with index, fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other retirement funding alternatives offered by asset managers, banks and broker-dealers.  Our insurance products compete with those of other insurance companies, financial intermediaries and other institutions based on a number of factors, including premium rates, policy terms and conditions, service provided to distribution channels and contract holders, ratings by rating agencies, reputation and commission structures.

Our ability to compete depends in part on returns and other benefits we make available to our contract holders through our life insurance and annuity products.  We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

The level of competition among providers of life insurance, annuities and other retirement solutions products may increase as a result of the continuing consolidation of the financial services industry.  Mergers and consolidations could increase, as companies seek to improve their competitive position through increased market share, economies of scale and diversification of products and services.

We compete for distribution sources for our products.  We believe that our success in competing for distributors depends on our financial strength, the services we provide to and the relationships we develop with these distributors, as well as offering competitive commission structures.  Our distributors are generally free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive.  If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our life insurance and annuity products.  Our ability to compete in the past has also depended in part on our ability to develop innovative new products and bring them to market more quickly than our competitors.  In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion.  Otherwise, our revenues and profitability could suffer.

Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk costs and expose us to increased counterparty risk.

Certain of our life and annuity products include guaranteed benefits, including guaranteed minimum death benefits, guaranteed minimum withdrawal benefits, guaranteed minimum accumulation benefits, and guaranteed minimum income benefits.  These guarantees are designed to protect contract holders against significant downturns in securities markets and interest rates.  Any such periods of significant and sustained downturns in securities markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products.  An increase in these liabilities would result in a decrease in our net income.

We use hedging and risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities.  These strategies involve the use of reinsurance and derivatives, which may not be completely effective.  For example, in the event that reinsurers or derivative counterparties are unable or unwilling to pay, we remain liable for the guaranteed benefits.

In addition, hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations.  Furthermore, we are subject to the risk that changes in contract holder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed.  These, individually or collectively, may have a material adverse effect on our results of operations, including net income, financial condition or liquidity.

Directors, Executive Officers and Corporate Governance

[To be added by pre-effective amendment.]

Executive Compensation

This section is a review, summary and overview of our executive compensation program.

Compensation Philosophy and Strategy

The focus when designing Midland National’s Executive Compensation program is on recruitment, retention and to reward talented individuals and we do so by providing fair and competitive total compensation.  This is accomplished through structured compensation to avoid excessive risk taking and/or behaviors, but which encourages entrepreneurship and promotes exceptional performance.  Our compensation programs are also designed to promote ethical long-term thinking consistent with our objective of creating ever increasing enterprise economic value through solid financial performance.  We provide incentives to enhance shareholder value, drive value creation, increase profits and promote the best returns on capital invested.  We recognize individuals who make significant contributions to Midland National’s performance.

Total compensation is based on a holistic approach and may include any or all of the following:  annual base salary, annual bonus or incentive compensation, long-term bonus or other long-term compensation, deferred compensation, retirement plans such as ESOP, supplemental executive retirement plans and welfare benefits such as life, health and disability insurance.

Compensation will be market driven as determined by periodic independent surveys.  We will regularly survey the marketplace to determine how our total compensation compares with similar positions, as well as comparison with peer companies where possible.  The mix of compensation elements may vary due to specific market conditions for specialized jobs.

As an ESOP owned enterprise, it may not be possible to be competitive with the stock equity programs of peer publicly held companies or total compensation plans of private equity firms.  Executive compensation must be consistent with the principles of employer ownership and long term value creation.  While Executives have higher levels of responsibility and accountability, Midland National’s results reflect the efforts of all employees.

Performance-based compensation will be discretionary and not strictly formulaic.  Discretion includes consideration of circumstances (positive or negative) beyond the control of the Executive that affect performance.  In making decisions on compensation for Executives, both the Executive Committee and Independent Committee (Compensation Committee) will be guided by the fundamental principles of fairness.  Both Committees have the discretion to make compensation decisions that reflect the individual contributions of an Executive to perpetuate Midland National’s existence by creating ever increasing enterprise economic value for the benefit of current and future generations of its employees in order to achieve equity, both internally and in the relevant marketplace.

Since the Executive Committee’s principal focus and duties concern perpetuating Midland National’s existence by creating ever increasing enterprise economic value for the benefit of current and future generations of its employees, it is desirable that the design of compensation programs for members support this focus.

Variable compensation elements for members should emphasize a focus on both the overall performance of Midland National, plus the performance of the Controlled Investments over which any member has lead management oversight responsibility.  The overall performance of Midland National shall generally be determined by the change in value year to year.

The Executive Committee will have oversight responsibility for the compensation of Midland National Senior Executives.  As a general rule, this “covered group” will include the senior most leaders of any business unit, and their direct reports.  There may be exceptions warranted where more are included in the covered group, however it will be rare to have fewer covered by this oversight.  All recommendations for compensation changes, promotions, bonuses and awards will be reviewed on a “one over one” basis.  For example, compensation changes requested for a subordinate will require the approval of at least one level above the requestor.  The direct superior will have responsibility for making the compensation recommendation for a subordinate.  Executive Committee approval will be required for any changes impacting the people and positions they oversee.  With the exception of Executive Committee compensation, all recommendations will be reviewed and approved by the next higher level of management.

Annual rewards/incentives for team results should keenly focus leaders on a balance of both short and long term financial results.  Individual Leadership Development Plans (LDP’s) and Discretionary Bonus Objectives (DBO’s) will also be reflected in the annual rewards/incentives.

Through this strategy, not only will we be able to attract and retain the top talent needed to achieve our growth and financial performance objectives, we will also incentivize our top talent to achieve the best possible results.

Compensation Principles:

Determination of annual and long-term incentive awards is discretionary and will not use indexes or mechanical formulas.  When a percentage of base pay is used to calculate a variable compensation award, the base compensation on the last day of the performance period should be used to determine the amount of variable award.

Role of the Executive Committee and Board of Directors

The Board of Directors is the Executive Committee members and the Independent Directors.  The Executive Committee will have oversight responsibility for the compensation of Midland National Senior Executives.  As a general rule, this “covered group” will include the senior most leaders of any business unit, and their direct reports.

Role of the Compensation Committee of the Board of Directors of Midland National

The Independent Directors are the Compensation Committee.  The Compensation Committee is responsible for reviewing and approving the Compensation Philosophy and Programs as recommended by the Executive Committee.  The Compensation Committee is also responsible for creating the compensation incentive programs and plans for the Executive Committee.  The Compensation Committee reviews and approves the compensation recommendations for the Executive Committee direct reports.  The Compensation Committee is responsible for determining and approving the compensation awards (base, bonus, L-TIP) for the Executive Committee and Key Officers.

Role of Human Resources

The Human Resources Department is responsible for the administrative and support tasks related to compensation review and administration, as assigned by the Executive Committee and Compensation Committee.  The Human Resources’ role includes preparing the compensation materials for the review of the Executive Committee and Compensation Committee, evaluating outside data and comparing to our organization, researching and understanding compensation plans in the market and assisting with the design of Company compensation programs and plans, and assisting the Compensation Consultant with relevant information and data.

Role of Compensation Consultant

When needed, the Company has retained Compensation consultants to assist and provide services including serving as an advisor to senior management on various issues relating to executive compensation practices.  They also provide relevant market data and analysis and assist us in evaluating the competitiveness of the total compensation program.

Elements of the Total Rewards for our Executive Officers Compensation

•         Base Salary

•         Annual Executive Incentive Plan

•         Employee Stock Ownership Plan (ESOP) (for some)

•         Supplemental ESOP Plan (for some)

•         Long-Term Incentive Plan (for some)

•         Deferred Compensation Plan (for some)

•         Executive Perquisites (Club memberships, cars, etc.)

Base Salary

Our base compensation will be competitive with our industry peers for each position.  We will not be the highest or the lowest, but will strive to maintain a balanced mid-range approach, recognizing the value of all other forms of compensation.  Base compensation may vary between individuals in like positions based on comparative job performance and experience.  Additionally, we will attempt to promote exceptional performance through forms of variable pay which are intended to recognize and reward both individual and collective performance.

Compensation for Senior Executives will be market driven as determined by periodic independent surveys (typically conducted every two to three years) for comparable responsibilities.  Time in position, performance and experience will be used to determine positioning in the range.

Base salary is considered to be the least effective compensation tool for driving desired business results.

Annual Executive Incentive Plan (Bonus)

Focus is on variable “at risk” compensation.  There are two components, operational performance and accomplishment of Discretionary Bonus Objectives (DBO’s).

There shall be significant emphasis on operational performance such as annual financial results, with the balance of focus on personal accomplishments and DBO’s.  Awards are not linear and not formulaic.  Fairness and equity should be the benchmark rather than mechanical formulas.  Awards should be based on what the individual has accomplished.  A participant should not be rewarded for results that were due primarily to positive external factors, nor should a participant be significantly penalized for economic conditions that were uncontrollable and unavoidable.

Awards are based on a look back over the previous year’s results.

•         Were the business initiatives identified in the prior year implemented in a timely and competent manner?

•         Were there any unforeseen obstacles encountered and how well were these managed?

•         Were overall business results achieved in a collaborative and sustainable manner?

•         What was the degree of stretch in the business plan targets?

Changes to the design and format of this plan are made periodically as market conditions warrant and may occur during a plan year.

ESOP

Currently, the value of the ESOP as a retirement plan far exceeds that of most other retirement plans in existence.  It is a long term plan that focuses employees on their contribution to value creation.  For the Senior Executives participating in this plan, the portion of the ESOP that exceeds typical retirement plans is considered to be a form of long term compensation.  This important component of compensation must be taken into consideration when determining the total rewards associated with a position.

ESOP Supplemental Executive Retirement Plan (SERP)

ESOP SERP A

IRS regulations limit qualified retirement plan contributions for highly compensated employees.  This plan provides a “make whole” for qualified retirement benefits lost due to treasury limitations.  There is an ESOP SERP A Plan and an ESOP SERP B Plan.  Previous participation in the ESOP SERP A plan has been limited to the top leaders in each Business Unit.  The ESOP award for each participant will be determined and any “lost benefit” not received from the ESOP due to maximum allocation limitations is calculated for each participant and placed in a phantom share account.  The account can only be accessed after separation from service.  If an individual is a participant in the ESOP SERP A they should also be a candidate for entry into the Deferred Compensation plan.

Contributions grow in value on the same basis as the qualified plan contributions.  Timing and form of payment must be elected in advance.  Changes to the design and format of this plan are made periodically as market conditions warrant.

ESOP SERP B

For the ESOP SERP B there is a review each year of potential new participants.  The ESOP SERP B plan is not a phantom share account as is the ESOP SERP A plan but is instead a cash account.  The cash account will be credited with an annual interest at the Executive Committee’s discretion.  There is also a specific vesting requirement for the ESOP SERP B plan.  The account can only be accessed after separation from service and upon attainment of 55 years of age and 10 years of service.

Long-Term Incentive Plan (LTIP)

Focus is on achievement of critical long-term financial goals, with particular emphasis on the creation of shareholder value.  When reviewing business unit value we will look at value growth realized at the annual valuation, as well as dividends from the Business Units and cash invested in the Business Units.  Not formulaic, to the extent possible performance and awards should be determined based on individual business unit results.

Participation is typically limited to the top operational leader in the business unit (President or CEO of a business unit).

Currently, LTIP targets are indexed to 125% of an individuals’ annual incentive target.  Performance is measured over a three-year period and awards vest over the three-year period following the end of the performance period.  50% of the award vests in the year following the performance period and 25% vesting occurs in each of the following two years.

Changes to the design and format of this plan are made periodically in order to respond to changes in the operating environment.

Deferred Compensation Plan

This plan provides a limited number of executives an opportunity to defer any form of cash compensation (base salary, annual Incentive or L-TIP).

This core purpose of Deferred Compensation is to increase focus on value creation.  Therefore, it is desirable to link the interest credit or growth factor of these deferrals to the value created at Midland National.  This can be accomplished in a variety of ways such as stock price growth, Return on Investment (ROI), etc.  Limitations on upside potential and downside risk are provided in the current plan.

Taxes are deferred until actual receipt of funds.  Timing and form of payments must be elected in advance.  Currently, both a lump sum and annual installment option are available.  Changes to the design and format of this plan are made periodically as market conditions warrant.

Executive Perquisites

Automobile allowances and club memberships are provided where competitive market conditions warrant.

Other Compensation and Benefits

In addition to the compensation and benefits noted, we also offer our employees, including our Named Executive Officers, a benefits package that includes group health, dental and vision coverage, group life insurance, short and long-term disability coverage and various deferred compensation and retirement benefits.

The programs are reviewed annually to ensure that the benefits offered are beneficial to our employees, cost-effective and are competitive within our industry.

Tax-Qualified Retirement Plans

The following tax-qualified retirement plans are offered to eligible employees, including our Named Executive Officers:

Midland National’s 401(k) Plan

Midland National sponsors the 401(k) Plan, a tax-qualified plan for its eligible employees, including the Named Executive Officers.  Eligible employees may contribute to the 401(k) Plan on a before tax or after tax Roth 401(k) basis (or any combination of the foregoing), up to a percentage of annual eligible compensation as defined in the plan.  Before-tax and Roth 401(k) contributions are subject to contribution limits ($19,000 in 2019) and compensation limits ($280,000 in 2019) imposed by the Internal Revenue Code of 1986, as amended (the “Code”).  There is no company match.

For 2018, our Named Executive Officers were:

•         Esfand Dinshaw, Chairman and Chief Executive Officer

•         Donald T. Lyons, President and Chief Financial Officer

•         Steve Palmitier, President and Chief Operating Officer MNL & NA

•         Rob Tekolste, President, SIAG

•         Bill Lowe, Chief Executive Officer and President, SIG & SFN

Sammons Enterprises, Inc. Employee Stock Ownership Plan (“ESOP”).  The ESOP is a plan designed to allow employees of a Sammons Enterprises, Inc. (“Sammons”) company that has adopted the ESOP, to accumulate a retirement benefit based on the value of Sammons Stock while an individual is actively employed by a Sammons company.  The ESOP enables employees to acquire a retirement benefit based on the value of Sammons Stock without cost to the employee.  Employees can use this benefit to increase their income in their retirement years.

Security Ownership of Certain Beneficial Owners and Management

[To be added by pre-effective amendment.]

Transactions with Related Persons Promoters and Certain Control Persons

[To be added by pre-effective amendment.]

Financial Information

As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet the contractual obligations to our contract holders.  Our reserves may be held in our general account, or with respect to certain products in our separate accounts.  We monitor our reserves so that we hold sufficient amounts to cover actual or expected contract and claims payments.  It is important to note, however, that there is no guarantee that we will always be able to meet our claims-paying obligations, and that there are risks to purchasing any insurance product or contract.

State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations.  These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account and separate accounts’ assets, as well as the loss in market value of those investments.  We may also experience liquidity risk if our general account assets cannot be readily converted into cash to meet obligations to our contract holders or to provide collateral necessary to finance our business operations.

We strive to maintain a solid risk-adjusted capitalization for our current business strategy and related investment risks.  Our capital position is supported by our operations and our fixed-income investment portfolio.  In addition, we are subject to state insurance regulations based on the risk-based capital (“RBC”) requirements of the National Association of Insurance Commissioners (“NAIC”) and report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account our risk characteristics.  We currently target a minimum RBC ratio (company action level) of 400%.

Selected Financial Data

[To be added by pre-effective amendment.]

Supplementary Financial information

 [To be added by pre-effective amendment.]

Management's Discussion and Analysis of Financial Conditions and Results of Operation

[To be added by pre-effective amendment.]

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

[To be added by pre-effective amendment.]

Financial Statements

[To be filed by pre-effective amendment.]

Appendices

State Variations

The following information is a summary of the states where the Collared

Investment Option or certain features are either not available as of the date of this prospectus or vary from the Collared Investment Option’s features as previously described in this prospectus.  Certain features may have been approved in the Contract Holder’s state after the Collared Investment Option was purchased and cannot be added.  Please contact the Contract Holder’s financial professional for more information about availability in the Contract Holder’s state.

STATES WHERE CERTAIN COLLARED INVESTMENT OPTION FEATURES ARE NOT AVAILABLE OR VARY:

STATE	FEATURES	AVAILABILITY OR VARIATION

Unit Value Examples

For each active Cycle, the Unit Value will be calculated on each Cycle Business Day based on each Cycle’s Fair Value as determined by a Fair Value Calculation Agent and the number of Units in force.

Start Date

The initial Unit Value will be set at $10 for each Cycle on the Start Date.

During the Cycle Term

Each Cycle Business Day prior to Maturity Date, the Unit Value will be calculated and is the lesser of A) and B).

A)  The preliminary Unit Value

a.         Each Business Day the Fair Value of each Cycle will be determined by a Fair Value Calculation Agent

b.         The preliminary Unit Value = Fair Value/number of Units

B)  The preliminary Unit Value adjusted for Proportional Performance Ceiling Rate

a.         The percentage gain in the Unit Value, prior to the Maturity Date, is limited by the amount of time that elapsed since the Start Date.

b.         The preliminary Unit Value adjusted for the Proportional Performance Ceiling Rate = {initial Unit Value} * {1 + (Performance Ceiling Rate) * [(number of days elapsed since Start Date) / (number of days in Cycle Term)]}.

Example 1: A Cycle that is 146 days since the Start Date, has a 1 year Cycle Term, a 20% Performance Ceiling Rate, a Fair Value of $1,150,000, and a current number of Units of 100,000.

A)  The preliminary Unit Value= Fair Value / number of Units = $1,150,000 / 100,000 = $11.50

B)  The preliminary Unit Value adjusted for the Proportional Performance Ceiling Rate = {initial Unit Value} * {1+(Performance Ceiling Rate) * [(number of days elapsed since Start Date) / (number of days in Cycle Term)]} = $10 * {1+20% * (146/365)} = $10.80

Unit Value = Lesser of A) and B) equals Min{$11.50 and $10.80} = $10.80

Example 2: A Cycle that is 146 days since the Start Date, has a 1 year Cycle Term, a 20% Performance Ceiling Rate, a Fair Value of $800,000, and number of Units of 100,000.

A)  The preliminary Unit Value= Fair Value / number of Units = $800,000 / 100,000 = $8.00

B)  The preliminary Unit Value adjusted for the Proportional Performance Ceiling Rate = {initial Unit Value} * {1+(Performance Ceiling Rate) * [(number of days elapsed since Start Date) / (number of days in Cycle Term)]} = $10 * {1+20% * (146/365)} = $10.80

Unit Value = Lesser of A) and B) equals Min{$8.00 and $10.80} = $8.00

During the Cycle Term prior to the Maturity Date, no floor applies.  Thus, during the Cycle Term, the decrease in the Unit Value is not limited.

On the Maturity Date

The Maturity Date Unit Value will equal the Maturity Date Preliminary Unit Value subject to being no greater than the Maturity Date Unit Value Ceiling (see C below) and being no less than the Maturity Date Unit Value Floor (see D below).

A)     Change in the Index Value

The change in Index Value equals:

1.         The last reported value of the Index on the Maturity Date, minus the last reported value of the Index on the Start Date, divided by

2.         The last reported value of the Index on the Start Date.

B)  Maturity Date Preliminary Unit Value

The Maturity Date's preliminary Unit Value equals

1.         The initial Unit Value multiplied by

2.         One plus the change in Index Value, computed as set forth in A above.

C)  Maturity Date Unit Value Ceiling

The Maturity Date's Unit Value Ceiling equals the initial Unit Value multiplied by one plus the Performance Ceiling Rate.

D)  Maturity Date Unit Value Floor

The Maturity Date Unit Value Floor equals the initial Unit Value multiplied by one plus the Maturity Date Floor Rate.

Example 1: A Cycle matures, the Performance Ceiling Rate is 20%, Index Value on the Maturity Date is 1,300, Index Value on the Start Date is 1,000, and the Maturity Date Floor Rate is -10%.

A) Change in the Index Value = (1,300 – 1,000) / 1,000 = 30%

B)  Maturity Date Preliminary Unit Value = $10 * (1 + 30%) = $13.00

C)   Maturity Date Unit Value Ceiling = $10 * {1 + 20%} = $12.00

D) Maturity Date Unit Value Floor = $10 * {1 + -10%} = $9.00

Unit Value = B) subject to being no greater than C) and no less than D) = Max{$9.00 and Min($13.00 and $12.00)} = $12.00

Example 2: A Cycle matures, the Performance Ceiling Rate is 20%, Index Value on the Maturity Date is 700, Index Value on the Start Date is 1,000, and the Maturity Date Floor Rate is -10%.

A) Change in the Index Value = (700 – 1,000) / 1,000 = -30%

B)  Maturity Date Preliminary Unit Value = $10 * {1 + -30%} = $7.00

C)  Maturity Date Unit Value Ceiling = $10 * {1 + 20%} = $12.00

D)  Maturity Date Unit Value Floor = $10 * {1 + -10%} = $9.00

Unit Value = B) subject to being no greater than C) and no less than D) = Max{$9.00 and Min($7.00 and $12.00)} = $9.00

Example 3: A Cycle matures, the Performance Ceiling Rate is 20%, Index Value on the Maturity Date is 1,150, Index Value on the Start Date is 1,000, and the Maturity Date Floor Rate is -10%.

A) Change in the Index Value = (1,150 – 1,000) / 1,000 = 15%

B)   Maturity Date Preliminary Unit Value = $10 * [1 + 15%] = $11.50

C)   Maturity Date Unit Value Ceiling = $10 * {1 + 20%} = $12.00

D) Maturity Date Unit Value Floor = $10 * {1 + -10%} = $9.00

Unit Value = B) subject to being no greater than C) and no less than D) = Max{$9.00 and Min($11.50 and $12.00)} = $11.50

Cycle Investment

The Contract Holder’s Cycle Investment on any Cycle Business Day is the number of Units credited to the Contract Holder multiplied by that day’s Unit Value.

Example 1: On a Cycle Start Date a Contract Holder invests $100,000 in a Cycle. The initial Unit Value is $10. After 6 months, the Unit Value for that Cycle is $12.00.

C)     Number of Units = $100,000 / $10 = 10,000 Units

D)     Cycle Investment after 6 months = 10,000 * $12.00 = $120,000

Example 2: On a Cycle Start Date a Contract Holder invests $90,000 in a Cycle. The initial Unit Value is $10. After 3 months, the Unit Value for that Cycle is $9.50.

C)     Number of Units = $90,000 / $10 = 9,000 Units

D)     Cycle Investment after 3 months = 9,000 * $9.50 = $85,500

Example 3: On a Cycle Start Date a Contract Holder invests $200,000 in a Cycle. The initial Unit Value is $10. After 8 months, the Unit Value for that Cycle is $11.00.

C)     Number of Units = $200,000 / $10 = 20,000 Units

D)     Cycle Investment after 8 months = 20,000 * $11.00 = $220,000

Indices Disclaimers

The Collared Investment Option tracks certain Securities Indices that are published by third parties.  Midland National uses these Securities Indices under license from the Indices’ respective publishers.  The following information about the Indices is included in this Prospectus in accordance with Midland National’s license agreements with the publishers of the Indices:

Standard & Poor’s requires that the following disclaimer be included in this prospectus:

The Collared Investment Option is not sponsored, endorsed, sold or promoted by Standard & Poor’s (“S&P”) or its third party licensors.  Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Collared Investment Option contract or any member of the public regarding the advisability of investing in securities generally or in the Collared Investment Option contract particularly or the ability of the S&P 500 Index (the “Index”) to track general stock market performance.  S&P’s and its third party licensor’s only relationship to Midland National is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to Midland National or the Collared Investment Option.  S&P and its third party licensors have no obligation to take the needs of Midland National or the owners of the Collared Investment Option into consideration in determining, composing or calculating the Index.  Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Collared Investment Option or the timing of the issuance or sale of the Collared Investment Option or in the determination or calculation of the equation by which the Collared Investment Option(s) is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Collared Investment Option(s).

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

The name “S&P 500 Index” is a trademark of Standard & Poor’s and has been licensed for use by Midland National.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Registration Fees	$[To be determined]
Estimated Printing Fees	$6,000
Estimated Legal Fees	$150,000
Estimated Accounting Fees	$200,000

Item 14. Indemnification of Directors and Officers

         The by-laws of Midland National provide, in Article VII, as follows:

INSERT FROM BYLAWS

a)       “The corporation shall, to the fullest extent permitted by the Iowa Business Corporation Act, as the same may be amended, indemnify every person who is, or was a director, officer or employee of the corporation, or any other corporation which he serves as such at the request of the corporation, from and against any and all liability and reasonable expenses that may be incurred in connection with or resulting from any claim, action, suit or other proceeding in which he may be involved as a party or otherwise, by reason of his being a director, officer or employee, whether or not he continues to be such as the time such liability or expense shall have been incurred.

b)       The right of indemnification in this Section shall be in addition to any other right to which such director, officer or employee may otherwise be entitled by contract, vote of either stockholders or disinterested directors or as a matter of law; and in the event of such person’s death, such rights shall extend to his heirs and legal representatives.  The provisions of this Section as severable, and if any provision be held invalid, all other provisions are fully in effect and the invalid provision shall only be curtailed to the extent necessary to make it enforceable to the fullest extent allowed by law.

c)       Expenses including attorney’s fees may be advanced to such director, officer or employee as may be determined by the Board of Directors.

d)       The Board of Directors, by majority vote, may elect to indemnify other agents of the corporation on a case-by-case basis.”

Item 15. Recent Sales of Unregistered Securities

Not applicable

Item 16. Exhibits and Financial Statement Schedules

Exhibits No.

(1)(a)          Form of Distribution Agreement by and among Sammons Financial Network, LLC and Midland National Life Insurance Company 3

(2)               Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession—Not Applicable

(3)(a)                      Articles of Incorporation 1

     (b)                     By-Laws 1

(4)(a)                      Form of Group Funding Agreement 2

     (b)                     Form of Application for Group Funding Agreement 2

(5)               Opinion re Legality 2

(8)               Opinion re Tax Matters—Not applicable

(9)               Voting Trust Agreement—Not applicable

(10)             Material Contract(s) 3

(15)             Letter re Unaudited Interim Financial Information—Not applicable

(16)             Letter re Change in Certifying Accountant—Not applicable

(21)             Subsidiaries of the Registrant 3

(23)(a)        Consent of Carlton Fields P.A. 3

       (b)        Consent of Independent Registered Public Accounting 3

(24)(a)        Powers of Attorney 2

1.       Incorporated herein by reference to Post-Effective Amendment No. 5 for Form N-4 on February 23, 1998 (File No. 33-64016)

2.       Filed herewith

3.       To be filed by pre-effective amendment

Item 17. Undertakings

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

                  (iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Midland National Life Insurance Company, has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Des Moines, Iowa on this 11th day of September, 2019.

By:  MIDLAND NATIONAL LIFE INSURANCE COMPANY(REGISTRANT)

                                                                                                  By:  /s/  *

                                                                                                          Esfandyar E. Dinshaw

                                                                                                          Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                      Signatures                                                                         Title

/s/  *                                                                       Chairman of the Board of Directors, Chief Executive Officer

      Esfandyar E. Dinshaw                          (Principal Executive Officer)

/s/  *                                                                      Director, President & Chief Operating Officer

      Steven C. Palmitier

/s/ *                                                                        Vice President & Chief Financial Officer

      David C. Attaway                                    (Principal Financial & Accounting Officer)

/s/  *                                                                    Director

      Darron K. Ash

/s/  *                                                                     Director

      Willard Bunn, III

/s/  *                                                                     Director

       James Roderick Clark

/s/  *                                                                    Director

     Thomas Corcoran

/s/  *                                                                     Director

      William D. Heinz

/s/ *                                                                      Director

      Heather Kreager

/s/ *                                                                      Director

     Michael M. Masterson

*By:  /s/ Brett L. Agnew                                                                            Date: September 11, 2019

                Brett L. Agnew

                Attorney-in-Fact

                Pursuant to Power of Attorney

EXHIBIT INDEX

Item	Exhibit
16(4)(a)	Form of Group Funding Agreement
16(4)(b)	Form of Application for Group Funding Agreement
16(5)	Opinion re Legality
16(24)(a)	Powers of Attorney

A Stock Company

[Principal Office: 4350 Westown Parkway, West Des Moines, IA  50266 ♦ (515) 440-5500]

Midland National Life Insurance Company (“Midland”, “We”, “Us”, “Our” or the “Company”) agrees to pay the benefits according to the terms and conditions set forth in this Funding Agreement, alternatively referred to herein as “Contract.”

CONSIDERATION – This Funding Agreement is issued in consideration of the payment of contributions in accordance with its terms and conditions.

PLEASE READ THIS CONTRACT CAREFULLY

Issued and Signed by Midland National Life Insurance Company.

[         ]                              [ ]

SEPARATE ACCOUNT GROUP FUNDING AGREEMENT

NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS

ALL PAYMENTS AND VALUES PROVIDED BY THIS GROUP CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT, EXCEPT THAT PAYMENTS WILL BE SUBJECT TO THE APPLICABLE MATURITY DATE FLOOR RATE

Table of Contents

Section 1. Definitions

1.1.        Business Day

1.2.        Close of Trading

1.3.        Collared Investment Option

1.4.        Contract Holder

1.5.        Cycle

1.6.        Cycle Business Day

1.7.        Cycle Investment

1.8.        Cycle Term

1.9.        Cycle Type

1.10.     Effective Date

1.11.     Fair Value

1.12.     Fair Value Calculation Agent

1.13.     Index

1.14.     Index Value

1.15.     Maturity date

1.16.     Maturity Date Floor Rate

1.17.     Performance Ceiling Rate

1.18.     Performance Ceiling Threshold

1.19.     Proportional Performance Ceiling Rate

1.20.     Start Date

1.21.     Unit

1.22.     Unit Value

1.23.     unit value ceiling

1.24.     Written Notice and Notice

Section 2. Collared Investment Option

2.1.        Cycle Types

2.2.        Cycle

2.3.        Discontinuation of or Substantial Change to the Index

2.4.        Cycle Business Day

Section 3. Investments in Cycles

3.1.        Cycle Availability

3.2.        Written Notice For Investment Into Cycles

3.3.        Establishment of Cycles and Performance Ceiling Rate

3.4.        Cycle Investment

Section 4. Unit Value

4.1.        Unit Value on the Start Date

4.2.        Unit Value ON Each Cycle Business Day During the CyCle Term

4.3.        Unit Value at Maturity

Section 5. Values

5.1.        Units and Cycle Investment

5.2.        Daily and Periodic Reporting

Section 6. Withdrawals and Payments

6.1.        Before a Maturity Date

6.2.        In Connection With a Maturity Date

Section 7. Non-unitized Separate Account

Section 8. General provisions

8.1.        Entire Contract

8.2.        Change of Contract

8.3.        Nonparticipation

8.4.        State Laws

8.5.        Errors

8.6.        Misstatement and Adjustments

8.7.        Reservation of Rights

8.8.        Assignment

8.9.        Termination

8.10.     Deferral

Contract Holder: Midland National Life Insurance Company         Contract Number: [123456]

SPECIFICATIONS

General Information

Contract Holder [Midland National Life Insurance Company, for the purpose of offering the Collared Investment Option Cycles as investment options through Midland National Life

Insurance Company's General Account]

Effective Date [03/18/2019]

Issue State [Iowa]

Separate Account [Midland Identifier]

Withdrawal or Maturity Payment: For withdrawals, We will pay the withdrawal no later than

[3] Business Days after the Cycle Business Day that the Company effects the withdrawal.

We will pay the Maturity Date Cycle Investments no later than [3] Business Days after the Maturity Date.

Notice of Change: We will notify you in writing [3] Business Days before the effective date of any change to the Contract. Contract Holder: Midland National Life Insurance Company Contract Number: [123456]

Cycle Information

Index: [S&P 500 Price Return Index]

Cycle Term: [6 years]

Maturity Date Floor Rate: [-10%]

CYCLE AVAILABILITY

-Minimum Investment [$250,000]

-Maximum Investment [$25,000,000]

Return of Cycle Investment: [With respect to a Cycle Investment, if the sum exceeds the amount contained in your Written Notice or the pro rata share of the maximum investment into the Cycle, We will return to you any excess amounts no later than [3] Business Days after the Start Date.

[To the extent the sum of the amounts We have received and your Maturity Date Cycle Investment exceeds the amount contained in your Written Notice, We will return to you any excess amounts no later than [3] Business Days after the Maturity Date.]

Publication of Cycle Information: We will electronically publish the number of Units credited to you and the Unit Value by [11 p.m. Eastern Standard Time] on a Cycle Business Day

[Additional Terms] [•]

Contract Holder: Midland National Life Insurance Company         Contract Number: [123456]

[THE STANDARD & POOR’S 500® COMPOSITE STOCK PRICE INDEX

This Index does not include dividends paid by the underlying companies.

The "S&P 500®" is a product of S&P Dow Jones Indices LLC or its affiliates ("SPDJI") and has been licensed for use Midland National Life Insurance Company (“Midland National” or “the Company”).

Standard & Poor's® and S&P® are registered trademarks of Standard & Poor's Financial Services LLC

("S&P"). The trademarks have been licensed to SPDJI and have been sublicensed for use for certain purposes by the Company. This Funding Agreement (“Product”) is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones

Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in this Product particularly or the ability of the S&P 500® to track general market performance.

S&P Dow Jones Indices only relationship to Midland National with respect to the S&P 500® is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones

Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones

Indices without regard to Midland National or the Product. S&P Dow Jones Indices has no obligation to take the needs of the Company or the owners of this Product into consideration in determining,

composing or calculating the S&P 500®. S&P Dow Jones Indices is not responsible for and have not participated in the determination of the prices, and amount of this Product or the timing of the issuance or sale of this Product or in the determination or calculation of the equation by which the Product is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Product. There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS

AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA RELATED THERETO OR ANY

COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION

(INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES

INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS,

OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED

WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR

FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY

MIDLAND NATIONAL, OWNERS OF THE FUNDING AGREEMENT, OR ANY OTHER PERSON OR

ENTITY FROM THE USE OF THE S&P 500® OR WITH RESPECT TO ANY DATA RELATED THERETO.

WITHOUT LIMITING AN OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW

JONES INDICES BE LIABLE FOR AN INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR

CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING

LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY

OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.

THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR AGREEMENTS

BETWEEN S&P DOW JONES INDICES AND THE COMPANY, OTHER THAN THE LICENSORS OF

S&P DOW JONES INDICES."]

                                                                              Section 1. Definitions

1.1.        Business Day

Any day that We are open for business and the New York Stock Exchange ("NYSE") is open for trading. A Business Day ends at the Close of Trading.

1.2.        Close of Trading

4:00 p.m. Eastern Time or, if earlier, the time that the NYSE closes.

1.3.        Collared Investment Option

This Contract's benefits, which are based upon the performance of an Index, subject to the Performance Ceiling Rate and Maturity Date Floor Rate. The Collared Investment Option consists of various Cycle Types and Cycles.

1.4.        Contract Holder

Contract Holder is the entity, named in the Specifications, to which this Contract is delivered, hereinafter referred to as “you” or “your”.

1.5.        Cycle

An investment option available under this Contract. Each Cycle has a specific Index, Cycle Term, Start Date, Maturity Date, Maturity Date Floor Rate, and Performance Ceiling Rate.

1.6.        Cycle Business Day

Any Business Day that the Unit Value is determined, as of which withdrawals from a Cycle may be taken, and on which a Start Date and Maturity Date occurs.

1.7.        Cycle Investment

The amount invested in a Cycle as measured by the Units credited to you. Your Cycle Investment on any Cycle Business Day is the number of Units credited to you multiplied by that day's Unit Value.

1.8.        Cycle Term

The number of years a Cycle is outstanding. The Cycle Term starts on a Start Date and ends on a Maturity Date. For any Cycle made available, We will provide you Notice of the Cycle Term for that Cycle.

1.9.        Cycle Type

All Cycles having the same Index, Cycle Term, and Maturity Date Floor Rate.

1.10.     Effective Date

The date this Contract becomes effective and your rights and benefits begin. The Effective Date is shown on the Specifications.

1.11.     Fair Value

A value used to determine a Cycle's Unit Value during a Cycle Term.

1.12.     Fair Value Calculation Agent

An independent third party with whom We contract to determine the Fair Value of a Cycle during the Cycle Term.  We may use different Fair Value Calculation Agents for different Cycles.  We will provide you Notice of the Fair Value Calculation Agent.

1.13.     Index

The financial index that applies for all Cycles of a Cycle Type.

1.14.     Index Value

The value of an Index as reported to us.  Once We use the value of an Index reported to Us to determine the amounts payable on any withdrawals or to determine the Unit Value at Maturity, We will not change the Index Value even if it is subsequently changed.

1.15.     Maturity date

The Cycle Business Day on which a Cycle matures.  The Maturity Date of a Cycle is determined by the calendar month of its Start Date and its Cycle Term.

1.16.     Maturity Date Floor Rate

The rate that will be used to determine the Maturity Date Unit Value Floor.  The Maturity Date Floor Rate represents the maximum potential decrease in Unit Value for a Cycle at the Maturity Date.

DURING THE CYCLE TERM, NO FLOOR APPLIES AND THE DECREASE IN THE UNIT VALUE IS NOT LIMITED.

1.17.     Performance Ceiling Rate

The rate that will be used to determine the Maturity Date Unit Value Ceiling.  The Performance Ceiling Rate represents the maximum potential increase in the Unit Value for a Cycle at the Maturity Date.

THE PERFORMANCE CEILING RATE APPLIES FOR THE ENTIRE CYCLE TERM AND IS NOT AN ANNUAL RATE.

1.18.     Performance Ceiling Threshold

The minimum Performance Ceiling Rate for a Cycle that you set forth in the Written Notice for investment.  If We establish a Cycle with a Performance Ceiling Rate lower than the Performance Ceiling Threshold you have set forth in the Written Notice for investment, We will not accept your investment into the Cycle.

1.19.     Proportional Performance Ceiling Rate

The Proportional Performance Ceiling Rate is used to determine the Unit Value before the Maturity Date.

1.20.     Start Date

The Cycle Business Day on which a Cycle is established. For any Cycle made available, We will provide you Notice of the Start Date for that Cycle.

1.21.     Unit

The measurement We use to calculate your Cycle Investment.

1.22.     Unit Value

The value of a Unit on a Cycle Business Day.  The initial Unit Value on the Start Date is [$10.00].

1.23.     Unit Value Ceiling

The maximum Unit Value at any time during the Cycle Term.

1.24.     Written Notice and Notice

Written Notice means a notice of instruction provided by you that We determine provides sufficient detail and does not require Us to exercise any discretion in satisfying the instruction or request.  As We may require by Our rules then in effect, your Written Notice may be required to be any of the following:

1)   In electronic format, and transmitted electronically as may be specified by Us.

2)   In written format, signed by the Contract Holder, and transmitted electronically as may be specified by Us.

3)   Such other commercially acceptable means as may be specified by Us.

Notice means information provided by Us or made available to you that may be in writing, via telephone, electronically, on a website, or through other commercially acceptable means.

                                                   Section 2. Collared Investment Option

The Collared Investment Option refers to the benefits We pay under this Contract that are based upon the amount you invest in one or more Cycles.  We will make available from time to time, one or more Cycles for investment.  Cycles consist of various Cycle Types.

2.1.        Cycle Types

Cycle Types are those Cycles that have the same Index, Cycle Term, and Maturity Date Floor Rate. The Cycles within a Cycle Type will have different Start Dates and Maturity Dates and may have different Performance Ceiling Rates.

2.2.        Cycle

From time to time, We will offer new Cycles of the various Cycle Types.  For each new Cycle We intend to offer, We will provide Notice as set forth in the Cycle Availability section  We will establish each new Cycle as set forth in the Establishment of Cycles and Performance Ceiling Rate section.

2.3.        Discontinuation of or Substantial Change to the Index

In the event that the Index for a Cycle is discontinued or is changed substantially, We will take any one of the following actions:

1)   Substitute an available comparable Index.

If We substitute a comparable index We may do any of the following:

a)   Adjust the Index Value used on the Start Date to the Index Value of the substitute index on the Start Date.

b)   Adjust the Unit Value as of the date We substitute the comparable index, taking into account the performance of the discontinued or changed Index from the Start Date, Our costs related to the substitution, and such other factors We deem relevant.

2)   Terminate the Cycle.

If We terminate the Cycle, the Maturity Date will be as of the last Cycle Business Day prior to the date the Index is discontinued or changed. We will use the Index Value on such date to compute the Maturity Date Unit Value and your Cycle Investment.

We will provide Notice if the Index for a Cycle is discontinued or changed substantially and the action We will take as soon as commercially reasonable.

2.4.        Cycle Business Day

A Cycle Business Day includes: a day that a Start Date or Maturity Date occurs, a day that the Unit Value is determined, and a day when withdrawals from the Cycle may be taken.

A Cycle Business Day must be a day that is all of the following:

1)   A Business Day.

2)   A day for which the Index Value is reported.

3)   A day that is either the Start Date, Maturity Date or for which We receive the Cycle’s Fair Value.

For any day that the above is not satisfied:

1)   If that day would have been a Start Date, We will use the next Business Day for which the Index Value is reported as the Start Date.

2)   If that day would have been a Maturity Date, We will use the prior Cycle Business Day occurring before the scheduled Maturity Date.

                                                            Section 3. Investments in Cycles

You may invest in each Cycle We establish on the Cycle's Start Date.

3.1.        Cycle Availability

As reflected in the Specifications, We will provide Notice each time We intend to offer a new Cycle. For each proposed new Cycle We intend to offer, Our Notice will include:

1)   The Cycle Type,

2)   The Start Date,

3)   The proposed Performance Ceiling Rate, and

4)   The date and time by which you must provide Written Notice for your investment in the proposed new Cycle.

We reserve the right to not offer the Cycle or to change the Performance Ceiling Rate for any Cycle We subsequently establish.

3.2.        Written Notice For Investment Into Cycles

For each Cycle We offer and you seek to invest, you must provide Us Written Notice of the following:

1)   The Cycle.

2)   The proposed investment into the Cycle and the source of the proposed investment, either from an amount you transfer to Us or from a Cycle maturing prior to the applicable Start Date.

3)   Any Performance Ceiling Threshold.

We must receive your Written Notice for investment into Cycles no later than the date and time specified in Our Notice to you of the proposed new Cycles.  If We do not receive your Written Notice for investment into Cycles by the required date and time, your Written Notice is not in good order and We may reject your investment.

3.3.        Establishment of Cycles and Performance Ceiling Rate

We have the right to determine the Cycles We will establish on a Start Date.  Our determination will be based upon:

1)   A minimum investment into each Cycle,

2)   A maximum investment into each Cycle,

3)   All timely Written Notices for investment into Cycles We received,

4)   Our ability to hedge Our obligations under each Cycle, and

5)   Such other commercially reasonable factors as We determine from time to time.

Subject to the Specifications, We reserve the right not to offer any Cycles on a Start Date.

Once We have determined to establish a Cycle, We will:

1)   Set the Performance Ceiling Rate for each Cycle We are establishing, and

2)   Provide Notice to you, as set forth in the Specifications, of each Cycle We are establishing on the Start Date and the Performance Ceiling Rate for that Cycle.

3.4.        Cycle Investment

On a Start Date, We will accept your investment into each Cycle based on your Written Notice for investment into such Cycle subject to each Performance Ceiling Threshold set forth in your Written Notice.  The amount of your investment into each Cycle will equal the lesser of:

1)   The amount contained in your Written Notice.

OR

2)   The sum of:

a)   The amount received from you for investment in each Cycle by the Start Date, and

b)   The amount from a Cycle maturing prior to the applicable Start Date.

If the total amount received for investment into a Cycle for all Contracts is more than the maximum investment into the Cycle, a pro rata share of the maximum investment into the Cycle.

In the event that the sum exceeds the amount contained in your Written Notice or the pro rata share of the maximum investment into the Cycle, We will return to you any excess amounts as set forth in the Specifications.

If the total amount received for investment into a Cycle for all Contracts is less than the minimum investment into the Cycle, We will not establish the Cycle and We return to you any amount of investment we received from you for the Cycle.

We will measure your Cycle Investment by Units as set forth in the Units and Cycle Investment Section.

                                                                               Section 4. Unit Value

For each Cycle, We will establish the Unit Value on the Start Date, and calculate the Unit Value on each Cycle Business Day and on the Maturity Date. The methods used to calculate the Unit Value on each Cycle Business Day and on the Maturity Date are different.

4.1.        Unit Value on the Start Date

For each Cycle, on its Start Date, We set the Unit Value at $[10.00].

4.2.        Unit Value ON Each Cycle Business Day During the CyCle Term

For each Cycle, We determine its Unit Value as of each Cycle Business Day based on its Fair Value and the Proportional Performance Ceiling Rate.

The Fair Value of a Cycle is determined by a Fair Value Calculation Agent and reflects the current value of the financial instruments that may be purchased to provide a return equal to the change in Index Value at the end of the Cycle Term subject to the Performance Ceiling Rate and subject to the Maturity Date Floor Rate.  The Cycle Fair Value is based on a variety of factors considered by the Fair Value Calculation Agent, and may include the change in the Index Value from the Start Date, volatility of the Index, changes in the interest rate environment and the time remaining to the Maturity Date.

Once We receive the Cycle Fair Value, We compute a preliminary Unit Value.  The Cycle Business Day's Unit Value will equal the Cycle Business Day Preliminary Unit Value, but no greater than the Cycle Business Day Unit Value Ceiling.

A.            Cycle Business Day Preliminary Unit Value

The Cycle Business Day Preliminary Unit Value equals the Cycle’s Fair Value divided by the total number of Units outstanding, each as of that day.

B.            Cycle Business Day Unit Value Ceiling

If the Cycle Business Day Preliminary Unit Value is greater than the initial Unit Value, We determine the Cycle Business Day Unit Value Ceiling.  The Cycle Business Day Unit Value Ceiling equals: (i) the initial Unit Value multiplied by (ii) one plus the Proportional Performance Ceiling Rate.  The Proportional Performance Ceiling Rate is equal to the (i) Performance Ceiling Rate multiplied by (ii) the time lapsed during the Cycle Term divided by the Cycle Term.

4.3.        Unit Value at Maturity

For each Cycle, We determine its Unit Value as of its Maturity Date based on the change in the Index Value, the Performance Ceiling Rate, and the Maturity Date Floor Rate.  As of the Maturity Date, We compute the Maturity Date Preliminary Unit Value.  The Maturity Date Unit Value will equal the Maturity Date Preliminary Unit Value subject to being no greater than the Maturity Date Unit Value Ceiling and being no less than the Maturity Date Unit Value Floor.

A.            Change in the Index Value

The change in Index Value equals:

1)            The last reported value of the Index on the Maturity Date, minus the last reported value of the Index on the Start Date, divided by

2)            The last reported value of the Index on the Start Date.

B.            Maturity Date Preliminary Unit Value

The Maturity Date's preliminary Unit Value equals

1)            The initial Unit Value multiplied by

2)            One plus the change in Index Value.

C.           Maturity Date Unit Value Ceiling

If the preliminary Unit Value is greater than the initial Unit Value, We determine the Maturity Date's Unit Value Ceiling.  The Maturity Date's Unit Value Ceiling equals (i) the initial Unit Value multiplied by (ii) one plus the Performance Ceiling Rate.

D.           Maturity Date Unit Value Floor

If the preliminary Unit Value is less than the initial Unit Value, We determine the Maturity Date's Unit Value Floor. The Maturity Date Unit Value Floor equals the initial Unit Value multiplied by one plus the Maturity Date Floor Rate.

                                                                                    Section 5. Values

5.1.        Units and Cycle Investment

We measure the amount in each Cycle by Units.

We measure the amount you have in each Cycle by your Cycle Investment.  Your Cycle Investment on any Cycle Business Day is based on the number of Units credited to you.  On the Start Date, the number of initial Units credited to you is the amount you invested as your Cycle Investment, divided by $[10.00]. Units will be reduced for any withdrawals you requested that We have effected as set forth in the Withdrawals and Payments Section.

On any Cycle Business Day, your Cycle Investment is equal to the number of Units credited to you multiplied by that day's Unit Value. On any Cycle Business Day after the Start Date, your Cycle Investment may be less than the amount you invested as your Cycle Investment.

5.2.        Daily and Periodic Reporting

For each Cycle, We will electronically publish the number of Units credited to you and the Unit Value by no later than the date and time set forth as shown in the Publication of Cycle Information in the Specifications on the Business Day following the Cycle Business Day.

At least once each year, We will send you a report containing information required by applicable state law and the following:

1)   The beginning date and end date for the reporting period, and

2)   For each Cycle in which you have invested during the reporting period:

a)   The Start Date, Cycle Term, Maturity Date Floor Rate, Performance Ceiling Rate, and the value of the Index on the Start Date, and if there was a Maturity Date, the value of the Index on the Maturity Date,

b)   The number of Units credited to you at the beginning of the reporting period, and on the Cycle Business Day immediately before the date of the report,

c)   The number of Units redeemed in connection with each withdrawal made during the current reporting period, and

d)   The Unit Value at the beginning of the reporting period, and on the Cycle Business Day immediately before the date of the report.

                                                    Section 6. Withdrawals and Payments

6.1.        Before a Maturity Date

You may request to withdraw sums from a Cycle before its Maturity Date by providing Us Written Notice. If you have invested in multiple Cycles, you must specify in the Written Notice the Cycle from which We should effect the withdrawal. Withdrawal requests received by the Close of Trading on a Cycle Business Day will be processed and the amount payable will be determined using the Unit Value as of that Cycle Business Day. For withdrawal requests received after the Close of Trading, the next Cycle Business Day will be used.

The Company will pay the withdrawal no later than the number of days set forth in the Specifications after the Cycle Business Day. Payment will be made as directed by the Contract Holder in the Written Notice for the withdrawal.

6.2.        In Connection With a Maturity Date

In connection with all Cycles that have the same Maturity Date, We will process the Maturity Date Cycle Investment as follows:

1)   If there is a Start Date occurring on the Business Day following the Maturity Date and you have provided Written Notice for an investment in new Cycles, then on the Start Date, We will apply your Maturity Date Cycle Investment to the applicable Cycles. To the extent the sum of the amounts We have received and your Maturity Date Cycle Investment exceeds the amount contained in your Written Notice, We will return to you any excess amounts as set forth in the Specifications.

2)   If there is no Start Date on the Business Day following the Maturity Date or you have not provided a Written Notice for an investment in new Cycles, then We will pay your Maturity Date’s Cycle Investment as set forth in the Specifications.

                                              Section 7. Non-unitized Separate Account

To support Our obligations under the Collared Investment Option, We have established under the Iowa Insurance Law, and hold assets in, the "non-unitized" Separate Account set forth in the Specifications. The income, gains and losses, realized or unrealized, from assets allocated to the Separate Account shall be credited to or charged against the account, without regard to other income, gains or losses of the Company.

We are the sole owner of the assets of the Separate Account. We may invest and trade the assets of the Separate Account in any manner We choose. The only restrictions on Our investments of the assets held in the Separate Account are those set forth by Iowa Insurance Laws. While We plan to invest the assets of the Separate Account in a manner to generate a return that approximates the change in the applicable Index, subject to the Performance Ceiling Rate and Maturity Date Floor Rate, all benefits payable are determined according to the applicable Unit Value. The amounts payable under this Contract are determined by the Unit Value, regardless of the performance of the assets held in the Separate Account. The Contract Holder does not participate in the performance of the assets held in the Separate Account.

We may, subject to applicable state law, transfer all assets allocated to the Separate Account to Our general account.

The Separate Account is not required to be registered, and is not registered, as an investment company under the Investment Company Act of 1940.

                                                                Section 8. General provisions

8.1.        Entire Contract

The entire Contract between you and the Company consists of the Contract, any attached application, Specifications and any Endorsements, Riders, or signed administrative amendments.

8.2.        Change of Contract

1)   Only an authorized officer of the Company at its Home Office or an employee acting pursuant to a written delegation of authority from such officer may change the terms of this Contract. No other employee, producer, or representative of the Company may make any change in this Contract.

2)   This Contract may be changed at any time by written mutual agreement of the Contract Holder and the Company. If We propose a change to this Contract requiring written mutual agreement and the Contract Holder does not agree to such change, We reserve the right to cease offering to the Contract Holder new Cycles under this Contract.

3)   The Company may change this Contract without your consent to conform to federal or state laws or regulations by attaching an Endorsement or Rider to this Contract.

Any change to this Contract under this Section will not be applied to outstanding Cycles as of the effective date of the change. The change shall be applicable to any new Cycles established and Cycle Investments made in such Cycles on or after the effective date of the change.

We will notify the Contract Holder in writing before the effective date of any such change as set forth in the Specifications.

8.3.        Nonparticipation

This Contract is nonparticipating and does not share in Our earnings. You will not receive any dividends.

8.4.        State Laws

This Contract is delivered in the state listed on the Application and is subject to the laws of that jurisdiction.

8.5.        Errors

The Contract Holder shall be solely responsible for the accuracy of any Written Notice transmitted to Us or Our agent and the transmission of any Written Notice shall constitute your representation to Us that the Written Notice is accurate, complete and duly authorized.

8.6.        Misstatement and Adjustments

We reserve the right to correct any informational or administrative errors.

8.7.        Reservation of Rights

The Company may, in its sole discretion, elect not to exercise a right or reservation specified in this Contract. Such election shall not constitute a waiver of the right to exercise such right or reservation at any subsequent time.

8.8.        Assignment

The Contract Holder may assign this Contract only with the Company's written consent. The Contract Holder must provide Written Notice to Us at least [30] calendar days before the assignment effective date. If We agree, the assignment will take effect on the date the Written Notice is signed, unless otherwise specified by the Contract Holder. We will not be bound by any assignment until it is filed with Us.  We will not be responsible for the validity of any assignment. We will not be liable for any payments We make before recording the Written Notice of assignment.

8.9.        Termination

1)    By the Company

The Company may terminate this Contract at any time. To terminate this Contract, the Company must provide Notice of the termination at least [30] calendar days before the termination Effective Date.

Upon the effective date of the termination, no new Cycles will be made available to the Contract Holder. Outstanding Cycles on the effective date of the termination shall continue to operate as set forth in this Contract. Upon the payment of the Cycle Investments for all outstanding Cycles on the termination effective date, the Company's obligations under this Contract shall be fully discharged and no further payments will be due to the Contract Holder.

2)    By the Contract Holder

The Contract Holder may terminate this Contract at any time. To terminate this Contract, the Contract Holder must provide Us Written Notice at least [30] calendar days before the termination effective date including:

A.    the effective date of the termination by the Contract Holder; and

B.    the Contract Holder's election to withdraw all amounts from the outstanding Cycles or to continue the Cycle Investments in all the outstanding Cycles, as of the termination effective date.

If the Contract Holder elects a withdrawal of all amounts from all outstanding Cycles as of the termination effective date, the Company shall pay the Cycle Investments for all outstanding Cycles determined as of the termination effective date within two Business Days after the termination effective date. Such payment shall fully discharge the Company’s obligations under this Contract.

If the Contract Holder elects to continue the Cycle Investments in all outstanding Cycles as of the termination effective date, those Cycles shall continue to operate as set forth in this Contract. Upon the payment of the applicable Cycle Investments for all outstanding Cycles, the Company's obligations under this Contract shall be fully discharged and no further payments will be due to the Contract Holder.

8.10.     Deferral

The Company may defer any withdrawal request and may defer any payment under this Contract if, due to the closing or other disruption of financial markets or exchanges, or other circumstances beyond the Company’s control, the Company is unable to settle the necessary transactions prudently as reasonably determined by the Company.

SEPARATE ACCOUNT GROUP FUNDING AGREEMENT

NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS

ALL PAYMENTS AND VALUES PROVIDED BY THIS GROUP CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT, EXCEPT THAT PAYMENTS WILL BE SUBJECT TO THE APPLICABLE MATURITY DATE FLOOR RATE

Group Funding Agreement Application

LiveWell® Collared Investment Option
Issued by Midland National® Life Insurance Company

MIDLAND NATIONAL Life Insurance Company

Midland National® Life Insurance Company
P.O. Box 79907, Des Moines, IA 50325-0907
Overnight: 4350 Westown Pkwy, West Des Moines, IA 5026
Phone: 877-586-0242 | **Fax:** 877-586-0248

1. Group Funding Agreement Contract Holder Information

Contract Holder Name *(company name)*	Employer Tax Identification Number

Contact Person(s)	Email Address

Mailing Address	Suite Number

City	State	ZIP	Phone Number

2. Account/Plan Type

☐ Insurance Company ☐ Qualified Plan Sponsor ☐ Institution with assets in excess of $25M ☐ 401(k)

☐ Other *(Specify)* ______________________________

3. State-Required Notices

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

4. Authorized Signatures

I understand that amounts withdrawn from the Collared Investment Option prior to a Maturity Date, will be at the current Unit Value as specified in the Contract. I further understand that payments and account values are variable, subject to the Proportional Performance Ceiling Rate and are not guaranteed to a fixed dollar amount. I acknowledge receipt of the current prospectus for the Contract applied for.

Contract Holder's Authorized Officer's Full Name *(please print)*	City, State Where Signed
▶	▶

5. Registered Representative's Statement

I certify that I have reviewed this application, determined that all questions are answered fully, completely and accurately as supplied by the applicant and recorded in full detail as required.

Registered Representative's Full Name *(please print)*	City, State Where Signed
▶	▶

Registered Representative's Signature	Date Signed *(mm/dd/yyyy)*
▶	▶

28593V Page 1 of 1 PRT 11-18

September 11, 2019

The Board of Directors

Midland National Life Insurance Company

Des Moines, Iowa

Re:       Registration Statement on Form S-1 of Midland National Life Insurance Company

Group  Funding Agreement – Collared Investment Option (the “Contract”)

Directors:

In my capacity as Associate General Counsel of Midland National Life Insurance Company (the “Company”), I have supervised the preparation of the Form S-1 Registration Statement for the Contracts to be filed on September 6, 2019 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”). I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination it is my opinion that:

1.      The Company is duly organized and validly existing under the laws of the State of Iowa and has been duly authorized to issue the Contracts by the Iowa Insurance Division.

2.      The Contracts, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of the Company in accordance with the terms of the Contract.

I hereby consent to the filing of this opinion as an Exhibit to said Form S-1 Registration Statement.

Sincerely,

/s/Brett Agnew

Brett Agnew

Vice President, Associate General Counsel

POWER OF ATTORNEY

The undersigned Directors and Officers of Midland National Life Insurance Company, an Iowa corporation (the “Company”), hereby constitute and appoint Brian Hansen, Brett L. Agnew and Stacy Bagby and each of them (with full power to each of them to act alone), its true and lawful attorney-in-fact and agent, with full power of substitution to each, for it and on its behalf and in its name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 (including but not limited to: 33-16354; 33-76318; 333-14061; 333-14081; 333-80975; 333-58300; 333-148111; 333-148824; 333-153825; 333-119088; 333-108437; 333-71800; 33-64016; 333-128910; 333-128978; 333-176870; 333-221820) and if applicable under the Investment Company Act of 1940 (including but not limited to: 811-05271; 811-07772) with respect to any insurance contract(s): registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and they or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

The consent of each of the undersigned Directors and Officers to the above-stated Power of Attorney, evidenced by writing their individual signatures below, are given with the intent to make such resolution effective as of the date specified above without regard to the date(s) such signatures may actually be written on this Power of Attorney.  This Power of Attorney may be executed by the Directors and Officers in one or more counterparts and each executed counterpart shall be deemed an original and all such executed counterparts when taken together shall be the consent to the Power of Attorney by the undersigned Directors and Officers.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand, this            day of

April, 2019.

SIGNATURE                                         DATE               SIGNATURE                                         DATE

/s/Darron K. Ash                                 4/3/19             /s/Esfandyar E. Dinshaw                    4/3/19

Darron K. Ash                                                             Esfandyar E. Dinshaw

/s/David C. Attaway                            4/9/19             /s/William D. Heinz                            4/2/19

David C. Attaway                                                       William D. Heinz

/s/Willard Bunn, III                              4/8/19             /s/Heather Kreager                             4/3/19

Willard Bunn, III                                                          Heather Kreager

/s/James Roderick Clark                    4/3/19              /s/Michael M. Masterson                    4/8/19

James Roderick Clark                                                 Michael M. Masterson

/s/Thomas Corcoran                           4/3/19             /s/Steven C. Palmitier                         4/2/19

Thomas Corcoran                                                       Steven C. Palmitier